Exhibit 10.7

FORM OF

GLORIA JEAN’S

FRANCHISE AGREEMENT

UNIT NO.:	DATE:

FRANCHISEE:

TABLE OF CONTENTS

1.	BUSINESS BACKGROUND AND PRELIMINARY AGREEMENTS

2.	GRANT AND RENEWAL OF FRANCHISE
	A.	GRANT OF FRANCHISE
	B.	NON-EXCLUSIVITY
	C.	RIGHT OF FIRST OPPORTUNITY
	D.	TERM
	E.	RENEWAL OF FRANCHISE
	F.	MANNER OF RENEWAL

3.	DEVELOPMENT AND OPENING OF STORE
	A.	LEASE OR SUBLEASE OF PREMISES OF STORE
	B.	DEVELOPMENT OF THE STORE
	C.	FIXTURES, EQUIPMENT, STOREFRONT, SUPPLIES AND SIGNS
	D.	STORE OPENING
	E.	TERMINATION UPON FAILURE OF FRANCHISEE TO OPEN THE STORE
	F.	GRAND OPENING PROGRAM

4.	TRAINING AND OPERATING ASSISTANCE
	A.	TRAINING
	B.	HIRING AND TRAINING OF EMPLOYEES BY FRANCHISEE
	C.	OPERATING ASSISTANCE

5.	OPERATING MANUAL

6.	STORE IMAGE AND OPERATING STANDARD
	A.	CONDITION AND APPEARANCE OF STORE
	B.	ALTERATIONS TO THE STORE
	C.	REFURBISHING THE STORE
	D.	AUTHORIZED PRODUCTS
	E.	APPROVED BRANDS AND/OR SUPPLIES
	F.	SUPPLIERS OF COFFEE
	G.	USE OF SUPPLIES IMPRINTED WITH NAMES AND MARKS
	H.	STANDARDS OF SERVICE
	I.	DETERIORATED PRODUCTS AND COMPLAINTS
	J.	SPECIFICATIONS, STANDARDS AND PROCEDURES
	K.	COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES
	L.	MANAGEMENT OF THE STORE
	M.	CONFLICTING AND COMPETING INTERESTS
	N.	INSURANCE

7.	PROPRIETARY AND CONFIDENTIAL INFORMATION OF FRANCHISOR

8.	ADVERTISING AND PROMOTION
	A.	BY FRANCHISOR

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	B.	MARKETING FUND
	C.	BY FRANCHISEE
	D.	WEBSITE

9.	REPORTS, BOOKS AND RECORDS, INSPECTIONS
	A.	GENERAL REPORTING
	B.	INSPECTIONS
	C.	AUDITS

10.	NAMES AND MARKS
	A.	OWNERSHIP OF NAMES AND MARKS
	B.	LIMITATIONS ON FRANCHISEE’S USE OF NAMES AND MARKS
	C.	NOTIFICATION OF INFRINGEMENTS AND CLAIMS
	D.	DISCONTINUANCE OF USE OF NAME AND/OR MARKS
	E.	INDEMNIFICATION OF THE FRANCHISEE.

11.	INITIAL FRANCHISE FEE

12.	ROYALTY FEE
	A.	AMOUNT OF ROYALTY FEE
	B.	DEFINITION OF “GROSS SALES”
	C.	PAYMENT OF ROYALTY FEE AND MARKETING FUND CONTRIBUTION
	D.	INTEREST ON LATE PAYMENTS AND LATE FEES

13.	TERMINATION OF FRANCHISE
	A.	TERMINATION BY FRANCHISEE
	B.	BY FRANCHISOR
	C.	RIGHT OF FRANCHISOR TO DISCONTINUE PRODUCTS TO FRANCHISEE AFTER NOTICE OF DEFAULT TO FRANCHISEE
	D.	CROSS-DEFAULTS, NON-EXCLUSIVE REMEDIES, ETC.

14.	FRANCHISEE’S OBLIGATION UPON TERMINATION OR EXPIRATION
	A.	PAYMENT OF AMOUNTS OWED TO FRANCHISOR
	B.	RETURN OF MANUALS.
	C.	CANCELLATION OF ASSUMED NAMES AND TRANSFER OF PHONE NUMBERS.
	D.	FRANCHISOR HAS RIGHT TO PURCHASE STORE.
	E.	COVENANT NOT TO COMPETE
	F.	CONTINUING OBLIGATIONS

15.	ASSIGNMENT, TRANSFER AND ENCUMBRANCE
	A.	BY FRANCHISOR
	B.	FRANCHISEE MAY NOT ASSIGN WITHOUT APPROVAL OF FRANCHISOR
	C.	ASSIGNMENT TO PARTNERSHIP, LIMITED LIABILITY COMPANY OR CORPORATION
	D.	FRANCHISOR’S RIGHT OF FIRST REFUSAL
	E.	DEATH OR PERMANENT DISABILITY OF FRANCHISEE
	F.	RELEASE, EFFECT OF TRANSFER

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16.	DISPUTE RESOLUTION
	A.	MEDIATION
	B.	ARBITRATION
	C.	WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL.
	D.	LIMITATION OF CLAIMS.
	E.	CONSENT TO JURISDICTION.
	F.	SURVIVAL AND CONSTRUCTION
	G.	COSTS AND ATTORNEYS’ FEES
	H.	INJUNCTIVE RELIEF
	I.	BINDING EFFECT, MODIFICATION AND REPRESENTATIONS

17.	CONSTRUCTION, ETC

18.	NON-RETENTION OF FUNDS

19.	SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS

20.	WAIVERS

21.	CHOICE OF LAWS

22.	ENTIRE AGREEMENT

23.	INDEPENDENT CONTRACTORS AND INDEMNIFICATION

24.	NOTICES

25.	EFFECTIVE DATE OF AGREEMENT

26.	ACKNOWLEDGMENTS

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GLORIA JEAN’S®

FRANCHISE AGREEMENT

This Agreement is made and entered into by and between Gloria Jean’s Gourmet Coffees Franchising Corp., an Illinois corporation (“FRANCHISOR”), with its principal office at 2144 Michelson Drive, Irvine, California 92612, and                          (“FRANCHISEE”) whose principal address is                                                                               ..

1.                                      BUSINESS BACKGROUND AND PRELIMINARY AGREEMENTS

FRANCHISOR and its affiliated company, Gloria Jean’s Gourmet Coffees Corp. (“GJGC Corp.”), have developed a full service store offering for retail sale bulk gourmet coffees, teas, beverages, coffee and tea makers and related supplies, accessories and gifts.  These stores are known as GLORIA JEAN’S COFFEES STORES (hereinafter referred to as a “GJC STORE(S)”).  Most GJC STORES carry beverages for immediate consumption on the premises, including coffee, espresso, cappuccino and tea.  In addition, some GJC STORES carry pastries, cookies and baked goods and have seating areas.  FRANCHISOR and GJGC Corp. have also developed a kiosk concept and a cart concept, both offering beverages and certain other products offered by GJC STORES (hereinafter referred to as a “GJC KIOSK(S)” and a “GJC CART(S)”).  (Unless otherwise specified, all references to GJC STORES herein include GJC KIOSKS and GJC CARTS.)  Products authorized by FRANCHISOR for sale by GJC STORES are referred to herein as the “PRODUCTS.”  All such GJC STORES are operated with uniform formats, signs, equipment, layout, systems, methods, procedures and designs which utilize a unique architectural design, offer uniform products, and utilize certain trademarks, service marks, trade dress and other commercial symbols, including “Gloria Jean’s Coffees” “Gloria Jean’s Coffee Bean” and “Gloria Jean’s.”  (Such trademarks, service marks and other commercial symbols are hereinafter referred to as the “Names and Marks.”)  GJC STORES operate at locations that feature a distinctive format and method of doing business, including color scheme, signs, equipment, layouts, systems, methods, procedures, designs and marketing and advertising standards and formats (the “GLORIA JEAN’S System”), any element of which FRANCHISOR can modify from time-to-time and with which FRANCHISEE will promptly comply.

FRANCHISOR grants to qualified persons franchises to own and operate GJC STORES, GJC KIOSKS and GJC CARTS offering the PRODUCTS authorized and approved by FRANCHISOR and utilizing the GLORIA JEAN’S System and the Names and Marks.  FRANCHISEE has applied for a franchise to own and operate a GJC STORE, a GJC KIOSK or a GJC CART at the premises identified in Paragraph A of Section 2 below and such application has been approved by FRANCHISOR in reliance upon all of the representations made therein.

FRANCHISEE acknowledges receiving and reading this Agreement and any addenda hereto and FRANCHISOR’s Uniform Franchise Offering Circular (with all exhibits) and has been given an opportunity to clarify any provision FRANCHISEE did not understand. FRANCHISEE further acknowledges that he understands and accepts the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain FRANCHISOR’s high standards of quality and service and the uniformity of those standards at all GJC STORES and thereby to protect and preserve the goodwill of the Names and Marks.

2.                                      GRANT AND RENEWAL OF FRANCHISE

A.                                    GRANT OF FRANCHISE

Subject to the provisions of this Agreement, FRANCHISOR hereby grants to FRANCHISEE a franchise (the “FRANCHISE”) to operate a [  ] GJC STORE or [  ] GJC KIOSK or [  ] GJC CART (check one) (the “STORE”) and to use the Names and Marks and the GLORIA JEAN’S System during the Term (as defined below) at the following location:                                                                                                                                                                              (the “Location”).  FRANCHISEE may not relocate the STORE for any purpose, including, without limitation, a temporary relocation for the purpose of remodeling, without prior written consent of FRANCHISOR.  FRANCHISEE also may not sell any PRODUCTS at other locations or through other channels of distribution without prior written consent of FRANCHISOR, including, without limitation, utilizing any computer media or electronic media (e.g., World Wide Web, Internet, Telnet, electronic mail, bulletin boards, FTP, newsgroup and the like).  Any attempt to do so shall be a material breach hereof.

FRANCHISEE acknowledges and agrees that FRANCHISOR’s approval of the Location does not constitute an assurance, representation or warranty of any kind, express or implied, as to the suitability of the Location for a GJC STORE.  FRANCHISOR’s approval of the Location indicates only that FRANCHISOR believes the Location complies with acceptable minimum criteria established by FRANCHISOR solely for its purposes as of the time of the evaluation.  FRANCHISEE further acknowledges and agrees that its acceptance of a franchise for the operation of a GJC STORE at the Location is based on its own independent investigation of the suitability of the site.  It shall be the sole responsibility of FRANCHISEE to undertake site selection and otherwise secure premises for the STORE.

B.                                    NON-EXCLUSIVITY

The FRANCHISE is a “spot” franchise only and is awarded for a single location only.  FRANCHISEE does not have and has not paid for, any “exclusive territory” or any “exclusive,” “protected” or “reserved” territorial or other rights, and no such rights are granted or will be inferred.  FRANCHISOR (on behalf of itself and its affiliates) retains all rights with respect to GJC STORES, the Names and Marks, the sale of PRODUCTS and any other products and services, anywhere in the world, including, without limitation:  (a) the right to operate or grant others the right to operate gourmet coffee stores and/or other coffee beverage facilities under the Names and Marks or any other trademark at such locations as it deems appropriate regardless of the proximity to the STORE and on such terms and conditions as FRANCHISOR and its affiliates deem appropriate; (b) the right to roast, develop, wholesale, market, distribute and sell PRODUCTS through any channel of distribution (including, without limitation, mail order, the Internet, and wholesale) under or in association with the Names and Marks or any other trademark; and (c) the right to roast, develop, wholesale, market, distribute or sell any other product or service or own or operate any other business under the Names and Marks or any other trademark.

C.                                    RIGHT OF FIRST OPPORTUNITY

If, during the term of this Agreement, FRANCHISEE is in compliance with this Agreement and FRANCHISOR decides to establish and/or grant a franchisee the right to establish a GJC STORE in the shopping mall in which the STORE is located, FRANCHISOR will give FRANCHISEE the opportunity to be considered for such GJC STORE.  In those circumstances, FRANCHISOR will provide FRANCHISEE with notification of its intent, and may require FRANCHISEE to submit to FRANCHISOR, within thirty (30) days after FRANCHISOR’s notification, any information and material that FRANCHISOR then typically considers in selecting franchisees and granting franchises in order to determine whether FRANCHISEE’s application should be accepted. FRANCHISEE acknowledges the foregoing right of opportunity is only available if the STORE is located in a shopping mall and that FRANCHISOR’s obligation to consider FRANCHISEE for additional GJC STORES apply only with respect to GJC STORES to be located in the same shopping mall as the STORE.  In the event FRANCHISOR accepts FRANCHISEE’s application, FRANCHISEE must acquire an additional franchise for the operation of the GJC STORE by executing FRANCHISOR’s then current form of franchise agreement and paying FRANCHISOR the then current initial franchise fee.

D.                                    TERM

Subject to earlier termination pursuant to Section 13, the term of this Agreement shall begin on the effective date of this Agreement as provided in Section 25 and end on the ten (10) year anniversary of such effective date or the expiration of the initial term of the lease or sublease for the STORE, whichever shall first occur (the “Term”).

E.                                      RENEWAL OF FRANCHISE

If upon expiration of the initial term of the FRANCHISE: (1) FRANCHISEE has fully and continuously complied with this Agreement and all other agreements with FRANCHISOR (and/or any affiliate of FRANCHISOR), in each case without any defaults, cured or uncured, during the Term; and (2) FRANCHISEE maintains possession of the premises of the STORE and, prior to any renewal term beginning, refurbishes, remodels, expands and otherwise brings the STORE and its operation into full compliance with all then-applicable standards (including then-applicable design standards, including equipment) applicable to franchises awarded for new GJC STORES and in compliance with any lease or sublease requirements applicable to the STORE premises, then FRANCHISEE shall have the right to renew the FRANCHISE for a single additional term for a period of ten (10) years or the remaining term of the lease or sublease, whichever is less; provided, however, that in no event shall FRANCHISOR be obligated to negotiate or obtain any renewal, extension or otherwise of any lease or sublease, or solicit or accept any proposal from the landlord (or other person/entity controlling the premises) for a renewal, extension or otherwise of any lease or sublease, even if on the same terms and conditions as have previously been applicable to the premises.

Such renewal shall be with payment of a non-refundable (unless renewal is denied) renewal franchise fee equal to fifty percent (50%) of FRANCHISOR’s then-current initial franchise fee for a first GJC STORE franchise.  FRANCHISEE (and its owners) must also execute a general release in a form approved by FRANCHISOR releasing any and all claims, liabilities and/or obligations against FRANCHISOR and its affiliates, officers, directors, employees, agents, successors and assigns.

In connection with any renewal, FRANCHISEE must meet FRANCHISOR’s then-current qualification and training requirements.  FRANCHISOR may require FRANCHISEE and/or any of its personnel to attend and successfully complete any retraining program(s), and at such times and location(s), as FRANCHISOR then specifies.  There will be no charge for any retraining program(s), but FRANCHISEE will be responsible for all compensation, travel, meals, lodging and other expenses of its personnel.

F.                                      MANNER OF RENEWAL

Renewal of the FRANCHISE shall be effected by the execution by FRANCHISOR and FRANCHISEE of FRANCHISOR’s then-current form of franchise agreement (which may provide for higher royalty fees and advertising contributions and other significant provisions of which may vary, but without any further term, successor franchise or right of renewal), general releases and all other agreements and legal instruments and documents then customarily used by FRANCHISOR in the grant of franchises for the ownership and operation of a GJC STORE.  FRANCHISEE agrees to notify FRANCHISOR not more than nine (9) months nor less than six (6) months prior to expiration of the Term in writing of FRANCHISEE’s election to renew the FRANCHISE and pay the renewal fee at the same time.  If FRANCHISOR refuses to renew the FRANCHISE, FRANCHISOR shall state the reasons for its refusal.  Failure or refusal by FRANCHISEE to execute such agreements, instruments and documents necessary to renew the FRANCHISE within sixty (60) days after delivery thereof to FRANCHISEE shall be deemed an election by FRANCHISEE not to renew the FRANCHISE.

3.                                      DEVELOPMENT AND OPENING OF STORE

A.                                    LEASE OR SUBLEASE OF PREMISES OF STORE

FRANCHISEE will contemporaneously with the execution of this Agreement or such later date specified by FRANCHISOR, lease or sublease the Location in the form and manner prescribed by FRANCHISOR and deliver a copy of such lease or sublease to FRANCHISOR at least 15 days prior to the execution thereof.  FRANCHISOR has the right to review and approve any lease or sublease for the premises of the STORE.  FRANCHISEE agrees not to execute any lease or sublease which has not been approved in writing by FRANCHISOR.  FRANCHISEE shall neither create nor purport to create any obligations on behalf of FRANCHISOR, not grant or purport to grant to the landlord thereunder any rights against FRANCHISOR, nor agree to any other term, condition, or covenant which is inconsistent with any provision of this Agreement.  The lease obtained by FRANCHISEE shall be collaterally assigned to FRANCHISOR pursuant to the terms of FRANCHISOR’s standard collateral assignment of lease form, to secure the performance by FRANCHISEE of its obligations hereunder.  The lease or sublease for the premises of the STORE shall contain substantially the following provisions:

(1)           “Anything contained in this lease to the contrary notwithstanding, Lessor agrees that, without its consent, this lease and the right, title and interest of the Lessee hereunder, may be assigned by the Lessee to Gloria Jean’s Gourmet Coffees Franchising Corp. or its designee; provided that said corporation shall execute such documents evidencing its agreement to thereafter keep and perform, or cause to be kept and performed, all of the obligations of the Lessee arising under this lease from and after the time of such assignment.”

(2)           “Lessee hereby agrees that Lessor may, upon the written request of Gloria Jean’s Gourmet Coffees Franchising Corp., disclose to said corporation all reports, information or data in Lessor’s possession with respect to sales made in, upon or from the leased premises.”

(3)           “Lessor shall give written notice to Gloria Jean’s Gourmet Coffees Franchising Corp. concurrently with the giving of such notice to Lessee of any default or non-renewal by Lessee under the lease and the said corporation shall have, after the expiration of the period during which the Lessee may cure such default, an additional fifteen (15) days to cure, at its sole option, any such default.”

(4)           “Gloria Jean’s Gourmet Coffees Franchising Corp. or its designee will have an option, without cost or expense to Gloria Jean’s Gourmet Coffees Franchising Corp. or its designee, to assume the lease upon termination or expiration of the Franchise Agreement for any reason.”

The lease may not contain any non-competition covenant which purports to restrict FRANCHISOR, its affiliates or any of FRANCHISOR’s franchisees or licensees from operating a GJC STORE or any other retail establishment.

B.                                    DEVELOPMENT OF THE STORE

Following the effective date and prior to any construction or renovation of the STORE, FRANCHISOR shall provide FRANCHISEE with copies of FRANCHISOR’s standard specifications for the design and layout of a typical GJC STORE and required leasehold improvements.  FRANCHISEE shall, in all respects, comply with all such specifications and criteria unless FRANCHISOR shall, in writing, agree to modifications thereof.  FRANCHISEE shall employ licensed architects, engineers and general contractors, at its sole cost and expense, to prepare such architectural, engineering and construction drawings and site plans (collectively referred to as the “Constructions Documents”), and/or to modify the standard Construction Documents which  may be provided by FRANCHISOR; and to obtain all permits required to construct, remodel, renovate, and/or equip the STORE.  All such Construction Documents, and all modifications and revisions thereto, shall be submitted to FRANCHISOR for its prior review and approval before FRANCHISEE’s commencement of construction pursuant thereto.  FRANCHISOR may, from time to time, provide a list of recommended architects and/or general contractors.

When completed, the STORE shall in all respects strictly comply with FRANCHISOR’s specifications therefor, as modified or revised if applicable with FRANCHISOR’s prior written consent.  FRANCHISEE must submit to FRANCHISOR one (1) set of “Project Record Drawings” within sixty (60) days of the STORE opening.  “Project

Record Drawings” are hereby defined as the set of Construction Documents that are marked to show the changes made in the field, with particular attention paid to the information on concealed elements (e.g. underground utilities) that cannot be readily identified at a later time.  Such drawings should be clearly marked as “Project Record Drawings.”

C.                                    FIXTURES, EQUIPMENT, STOREFRONT, SUPPLIES AND SIGNS

FRANCHISEE agrees to use in the operation of the STORE those fixtures, items of equipment, supplies and signs that FRANCHISOR has approved for a GJC STORE as meeting its specifications and standards for appearance, function, design, quality and performance.  FRANCHISEE further agrees to place or display at the premises of the STORE (interior and exterior) only such signs, emblems, lettering, logos and display materials that are from time to time approved in writing by FRANCHISOR.  If FRANCHISEE proposes to purchase, lease or otherwise use any fixture, equipment, supply or sign which is not then approved by FRANCHISOR, FRANCHISEE shall first notify FRANCHISOR in writing and shall submit to FRANCHISOR sufficient specifications, photographs, drawings and/or other information or samples for a determination by FRANCHISOR of whether such fixture, equipment, supply or sign complies with its specifications and standards, which determination shall be made and communicated in writing to FRANCHISEE within a reasonable time.

D.                                    STORE OPENING

FRANCHISEE agrees to use its best efforts to merchandise the STORE as soon as possible after obtaining possession of the STORE premises and to open the STORE for business and commence the conduct of its business by the period required by FRANCHISEE’s lease or sublease or, if sooner, within five (5) days after notice from FRANCHISOR that it is in suitable condition therefor.  FRANCHISOR may, as it may so deem appropriate, supply an employee who will for a period up to seven (7) days assist FRANCHISEE in the opening of the STORE.

E.                                      TERMINATION UPON FAILURE OF FRANCHISEE TO OPEN THE STORE

If FRANCHISEE fails to lease or sublease the STORE premises as required by Paragraph A of this Section 3, or fails to proceed with the merchandising of the STORE as required by or fails to open the STORE by the date required in Paragraph E of this Section 3,  FRANCHISOR, at its sole option, shall have the right to terminate this Agreement effective upon giving written notice to FRANCHISEE.

F.                                      GRAND OPENING PROGRAM

FRANCHISEE agrees to spend between One Thousand Dollars ($1,000.00) and Four Thousand Dollars ($4,000.00) to conduct grand opening advertising and promotions, such advertising and promotions (which must be approved in advance in writing by FRANCHISOR) to occur within the four (4) month period following the opening of the STORE for business.

4.                                      TRAINING AND OPERATING ASSISTANCE

A.                                    TRAINING

Prior to the opening of the STORE, FRANCHISOR shall furnish and FRANCHISEE (or the Managing Owner (as defined in Section 6.L) if FRANCHISEE is a business entity) shall attend and complete to FRANCHISOR’s satisfaction a training program on the operation of a GJC STORE, furnished at such time and place as FRANCHISOR may designate.  Such training will be given by FRANCHISOR without charge; provided that FRANCHISEE shall be solely responsible for the compensation of the trainees as well as such trainees’ travel, lodging and personal expenses.  Such training will consist of and four (4) to five (5) weeks of in store training, three (3) days of classroom training, and such additional days as FRANCHISOR may elect of training.  If FRANCHISEE (or the Managing Owner) fails to complete training to FRANCHISOR’s satisfaction, FRANCHISOR may require such person to undergo further training by FRANCHISOR at a time scheduled by FRANCHISOR, until FRANCHISOR is satisfied that FRANCHISEE (or the Managing Owner) has satisfactorily completed the training course.  In such event, FRANCHISEE shall advance or reimburse, at FRANCHISOR’s option, all direct and indirect costs and expenses that FRANCHISOR may incur for the wages, lodging, subsistence and travel of FRANCHISOR’s personnel for the duration of the extended training and shall pay FRANCHISOR the then-current standard training fee charged by FRANCHISOR.

B.                                    HIRING AND TRAINING OF EMPLOYEES BY FRANCHISEE

FRANCHISEE shall hire all employees of the STORE, be exclusively responsible for the terms of their employment and compensation and implement a training program for employees of the STORE in compliance with FRANCHISOR’s standards.  FRANCHISEE agrees to maintain at all times a staff of trained employees sufficient to operate the STORE in compliance with FRANCHISOR’s standards.  FRANCHISEE agrees that all management personnel hired by FRANCHISEE may be required to sign an agreement containing non-competition and confidential information covenants substantially similar to those contained in Paragraph E of Section 14 and in Section 7 herein.

C.                                    OPERATING ASSISTANCE

FRANCHISOR will advise FRANCHISEE from time to time of operating problems of the STORE disclosed by reports submitted to or inspections made by FRANCHISOR.  Further, FRANCHISOR will furnish to FRANCHISEE such assistance in connection with the operation of the STORE as is from time to time deemed appropriate by FRANCHISOR.  Operating assistance may consist of advice and guidance with respect to:

(1)           methods and operating procedures utilized by a GJC STORE or the STORE;

(2)           additional products and services authorized for a GJC STORE;

(3)           purchasing of PRODUCTS and supplies;

(4)           formulating and implementing advertising, merchandising and  promotional programs; and

(5)           the establishment of administrative, bookkeeping, accounting, inventory control, sales training and general operating procedures for the proper operation of a GJC STORE.

FRANCHISEE understands and agrees that all advice and guidance provided by FRANCHISOR is only supportive of the operation of the STORE and that the overall success of the STORE is primarily dependent upon FRANCHISEE’s business abilities and efforts.  FRANCHISOR will not charge FRANCHISEE for such operating assistance unless such operating assistance is made necessary by FRANCHISEE’s failure to comply with this Agreement or if FRANCHISEE requests operating assistance in excess of what is normally provided by FRANCHISOR.  Any such charges will be reasonable and payable upon FRANCHISEE’s receipt of an invoice for the same.

5.                                      OPERATING MANUAL

                FRANCHISOR will loan to FRANCHISEE during the term of the FRANCHISE one copy of an operating manual, which consists of one or more manuals (hereinafter referred to as the “OPERATING MANUAL”), for a GJC STORE containing mandatory and suggested specifications, standards and operating procedures prescribed from time to time by FRANCHISOR for a GJC STORE and information relative to other obligations of FRANCHISEE hereunder.  FRANCHISOR shall have the right to add to and otherwise modify the OPERATING MANUAL from time to time to reflect changes in the type or quantity of authorized PRODUCTS, standards of service or product quality, the operation of a GJC STORE or to meet competition.  Any such addition or modification takes precedence over all prior communications and in the event of a dispute, the master OPERATING MANUAL maintained at FRANCHISOR’s office shall control.  The provisions of the OPERATING MANUAL as modified from time to time by FRANCHISOR and communicated to FRANCHISEE constitute provisions of this Agreement and as such are binding upon FRANCHISEE.  The OPERATING MANUAL contains proprietary information of FRANCHISOR and FRANCHISEE agrees to keep the OPERATING MANUAL and information contained therein confidential at all times during and after the term of the FRANCHISE.

6.                                      STORE IMAGE AND OPERATING STANDARD

A.                                    CONDITION AND APPEARANCE OF STORE

FRANCHISEE agrees to maintain the condition and appearance of the STORE consistent with the image of a GJC STORE as an attractive, clean, convenient and efficiently operated specialty shop offering high quality PRODUCTS and efficient and courteous service, and pleasant ambiance.  FRANCHISEE agrees to effect such maintenance of the STORE as is reasonably required from time to time to maintain such condition, appearance and efficient operation, including, without limitation, replacement of worn out or obsolete fixtures, equipment and signs, repair of the interior and exterior of the STORE and periodic cleaning and decorating or as is required by FRANCHISEE’s lease or sublease.  FRANCHISEE shall also replace and/or add additional fixtures and equipment which FRANCHISOR at a later day may require to be installed in all the GJC STORES.  If at any time in FRANCHISOR’s reasonable judgment the general state of repair, appearance or cleanliness of the premises of the STORE or its fixtures, equipment or signs does not meet FRANCHISOR’s standards therefor, FRANCHISOR shall so notify FRANCHISEE, specifying the action to be taken by FRANCHISEE to correct such deficiency.  If FRANCHISEE fails or refuses to initiate within fifteen (15) days after receipt of such notice or such lesser period required by the lease or sublease, and thereafter continue a bona fide program to undertake and complete any such required maintenance, FRANCHISOR shall have the right (in addition to its rights under Section 13), but shall not be obligated, to enter upon the premises of the STORE and effect such repairs, painting and replacement of fixtures, equipment or signs on behalf of FRANCHISEE and FRANCHISEE shall pay the entire costs therefor to FRANCHISOR on demand.

B.                                    ALTERATIONS TO THE STORE

FRANCHISEE shall make no material alterations to the leasehold improvements or appearance of the STORE nor shall FRANCHISEE make any material replacements of or alterations to the fixtures, equipment or signs of the STORE without prior written approval by FRANCHISOR and any approval that may be necessary under the lease or sublease for the premises.

C.                                    REFURBISHING THE STORE

At FRANCHISOR’s request, which shall not be more than once every five (5) years, FRANCHISEE shall refurbish the STORE at its own expense to conform to the building design, trade dress, color schemes, and presentation of the Names and Marks in a manner consistent with the image then in effect for new GJC STORES under the GLORIA JEAN’S System, including, without limitation, remodeling, redecoration, structural changes, and modifications to existing improvements and equipment.

D.                                    AUTHORIZED PRODUCTS

The presentation of a uniform image to the public and the offering of uniform product lines is an essential element of a successful franchise system.  FRANCHISEE therefore agrees that the STORE will offer brands and types of PRODUCTS and services from time to time specified by FRANCHISOR.  FRANCHISEE further agrees that the STORE will not, without prior written approval by FRANCHISOR, offer any other products or services nor shall the STORE or the premises which it occupies be used for any purpose other than the operation of a GJC STORE in compliance with this Agreement and FRANCHISEE’s lease or sublease for the premises.

E.                                      APPROVED BRANDS AND/OR SUPPLIES

The reputation and goodwill of GJC STORES is based upon, and can be maintained only by, the sale of high-quality products.  FRANCHISEE therefore agrees that the STORE will only offer for sale authorized PRODUCTS as specified by FRANCHISOR and other products approved for the STORE from time to time as being acceptable and from approved suppliers.  The term PRODUCTS as used in this Agreement, include all products hereafter approved and/or developed by FRANCHISOR.  FRANCHISOR may from time to time modify the list of approved brands and/or suppliers and FRANCHISEE shall not, after receipt in writing of such modification, reorder any brand or from any supplier which has been determined to be no longer of acceptable quality.  Subject to Section 6.F. below, if FRANCHISEE proposes to sell any product of a brand which has not been approved as being acceptable or from a supplier which has not been approved, it shall first notify FRANCHISOR in writing and submit sufficient photographs, drawings, specifications, samples and/or other information concerning the product and/or the supplier and FRANCHISOR shall, within a reasonable time, notify FRANCHISEE in writing whether or not such proposed brand and/or such proposed supplier is acceptable.  FRANCHISOR may approve a supplier for any PRODUCTS and may approve a supplier only as to certain PRODUCTS.  FRANCHISOR may concentrate purchases with one or more suppliers to obtain lower prices and/or the best advertising support and/or services for a group of GJC STORES owned or franchised by FRANCHISOR or its affiliates.  FRANCHISOR and its affiliates reserve the right to receive revenue from approved suppliers based on transactions with franchisees and FRANCHISOR (or its affiliate).  Approval of a supplier may be conditioned on requirements related to the frequency of delivery, standards of service, including prompt attention to customer complaints, consistency and reliability and may be temporary pending a further evaluation of such supplier by FRANCHISOR.  FRANCHISOR will require any supplier applying for approval to allow FRANCHISOR or its affiliates to inspect the proposed supplier’s facilities to assist FRANCHISOR in determining if the proposed supplier meets FRANCHISOR’s criteria.  FRANCHISEE shall at all times maintain an adequate and representative inventory of PRODUCTS, sufficient in quality, quantity and variety, to satisfy customer demand and realize the full potential of the STORE, as prescribed from time to time by FRANCHISOR.  The inventory of the STORE shall contain a representative number of each “Gloria Jean’s” brand or other private brands of FRANCHISOR which shall be given representative display area.  FRANCHISOR shall not have any liability to FRANCHISEE if FRANCHISOR is at any time unable for any reason to offer any “Gloria Jean’s” brand or other brand of PRODUCTS for purchase by FRANCHISEE or at competitive prices.  Certain PRODUCTS may be offered by an affiliate of FRANCHISOR.

F.                                      SUPPLIERS OF COFFEE

In recognition that the quality and uniformity of the coffee carried by GJC STORES are of paramount importance to the reputation and goodwill of GJC STORES, FRANCHISEE must purchase all coffee offered at the STORE from GJGC Corp.  In the event GJGC Corp. ceases supplying FRANCHISEE with coffee, FRANCHISOR will designate another supplier or suppliers of coffee.  In such event, FRANCHISEE may propose a supplier to FRANCHISOR in accordance with the procedure for obtaining approval of suppliers with respect to other PRODUCTS offered by FRANCHISEE, set forth in Section 6.E. above.  In addition to the criteria listed in Section 6.E. a proposed supplier must also meet FRANCHISOR’s criteria as to the size of the coffee bean, the method of preparation of the bean, the region of origin of the bean, the quality of flavoring used in bean preparation the consistency of bean color and moisture content after roasting, the type of packaging and the type of roaster used.  FRANCHISOR will require any supplier applying for approval to allow FRANCHISOR or its affiliates to inspect the proposed supplier’s roasting facilities and green bean purchase contracts to assist FRANCHISOR in determining if the proposed supplier meets FRANCHISOR’s criteria.

G.                                    USE OF SUPPLIES IMPRINTED WITH NAMES AND MARKS

FRANCHISEE shall in the operation of the STORE use displays, boxes, bags, paper, forms, packaging materials, labels and other paper and plastic products and supplies imprinted with the Names and Marks as prescribed from time to time by FRANCHISOR.

H.                                    STANDARDS OF SERVICE

The STORE shall at all times give prompt, courteous and efficient service to its customers.  FRANCHISEE and the STORE shall in all dealings with customers, suppliers and the public adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct.

I.                                         DETERIORATED PRODUCTS AND COMPLAINTS

FRANCHISEE shall not advertise, offer for sale or sell any damaged, molded or deteriorated PRODUCTS or PRODUCTS which are “out of date” as provided in the OPERATING MANUAL or as specified on the PRODUCT itself.  All damaged, molded, deteriorated or “out of date” PRODUCTS shall be withdrawn from sale and removed from the STORE.  All reasonable complaints by customers shall be honored pursuant to the policy set forth in the OPERATING MANUAL.

J.                                      SPECIFICATIONS, STANDARDS AND PROCEDURES

FRANCHISEE agrees to comply with all mandatory specifications, standards and operating procedures (whether contained in the OPERATING MANUAL or any other document or notice) relating to the operation of a GJC STORE and the STORE, including, without limitation, those relating to:

(1)           type, quality and shelf life of PRODUCTS offered;

(2)           PRODUCT dating programs, including removal of “out of date” PRODUCT;

(3)           merchandising techniques;

(4)           the safety, maintenance, cleanliness, function and appearance of the STORE premises and its fixtures, equipment and signs;

(5)           uniforms and aprons to be worn by and general appearance of STORE employees;

(6)           use of Names and Marks;

(7)           hours during which the STORE will be open for business;

(8)           use and retention of standard forms;

(9)           use and illumination of signs, posters, displays, standard formats and similar items; and

(10)         identification of FRANCHISEE as the owner of the STORE.

Mandatory specifications, standards and operating procedures prescribed from time to time by FRANCHISOR in the OPERATING MANUAL or otherwise communicated to FRANCHISEE in writing, shall constitute provisions of this Agreement as if fully set-forth herein.  All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures.  Though FRANCHISOR retains the right to establish and periodically modify such mandatory specifications, standards and operating procedures which FRANCHISEE has agreed to maintain in the operation of the STORE, FRANCHISEE retains the right and sole responsibility for the day-to-day management and operation of the STORE and the implementation and maintenance of such mandatory specifications, standards and operating procedures at the STORE.

K.                                    COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES

FRANCHISEE shall secure and maintain in force all required licenses, permits and certificates relating to the operation of the STORE and shall operate the STORE in full compliance with all applicable laws, ordinances and regulations, including, without limitation, all government regulations relating to handling of food products, occupational hazards and health, worker’s compensation insurance, unemployment insurance and withholding and payment of federal, state and local income taxes, social security taxes and sales taxes.  All advertising and promotion by FRANCHISEE shall be completely factual and shall conform to the highest standards of ethical advertising.  FRANCHISEE agrees to refrain from any business or advertising practice which may be injurious to the business of FRANCHISOR and the goodwill associated with the Names and Marks and other GJC STORES.

L.                                     MANAGEMENT OF THE STORE

The STORE shall be managed by FRANCHISEE.  If FRANCHISEE is a corporation, partnership or limited liability company, one of the owners of FRANCHISEE must be designated as the “Managing Owner” who must be a natural person who owns and controls not less than ten percent (10%) of the equity and voting power of FRANCHISEE. FRANCHISEE (or the Managing Owner) must have at least two (2) years of retail or restaurant management experience.  FRANCHISEE (or the Managing Owner) must complete, to the satisfaction of FRANCHISOR, the training program.  If FRANCHISEE (or the Managing Owner) has completed the franchise training, FRANCHISEE shall be qualified to train its managers.  If and in the event FRANCHISOR, in its sole discretion, determines that the FRANCHISEE (or the Managing Owner) is not properly performing his duties, FRANCHISOR shall advise FRANCHISEE and FRANCHISEE shall take such corrective measures as are necessary to immediately rectify the situation.  FRANCHISEE shall keep FRANCHISOR informed at all times of the identity of any Managing Owner(s) of the STORE.

M.                                  CONFLICTING AND COMPETING INTERESTS

FRANCHISEE agrees that FRANCHISEE will at all times faithfully, honestly and diligently perform its obligations hereunder, that it will continuously exert its best efforts to promote and enhance the business of the STORE and that it will not engage in any business or other activity that will conflict with its obligations hereunder.  FRANCHISEE shall not divert elsewhere any trade, commerce or business which ordinarily would be transacted by FRANCHISEE in or from the STORE and to this end, FRANCHISEE shall not at any time sell or rent to anyone any list of customers or permit the use of such list by anyone for any purpose other than the mailing of advertising material for the STORE.  FRANCHISEE further agrees that neither FRANCHISEE nor any of its owners (through a member of the immediate family of FRANCHISEE or an owner of FRANCHISEE or otherwise) will, during the term of the FRANCHISE, have any interest as an owner of (except of publicly-traded securities or interests in other GJC STORES pursuant to other franchise agreements with FRANCHISOR or its affiliates), or assist or perform services as a director, officer, employee, consultant, representative, agent, or in any other capacity for, any other business principally offering products substantially similar to the PRODUCTS then being offered by the majority of the GJC STORES, nor will they have any interest, as aforesaid, in any entity which franchises or otherwise grants to others the right to sell products similar to the PRODUCTS then being offered by the majority of the GJC STORES.

N.                                    INSURANCE

FRANCHISEE shall obtain and maintain insurance coverage with an insurance company approved by FRANCHISOR, which approval shall not be unreasonably withheld as follows:

(1)           comprehensive general liability insurance (including products liability); with coverage of $2,000,000.00 to $4,000,000.00 combined single limit for death, personal injury, and $100,000.00 property damage coverage;

(2)           business liability annual aggregate coverage of $4,000,000;

(3)           business interruption insurance, including Continuing Royalty coverage, for 12 months after casualty, in amounts equal to at least $150,000;

(4)           workers’ compensation insurance coverage of $1,000,000 per employee, $1,000,000 per accident, $1,000,000 per disease; and

(5)           windstorm, fire, and extended coverage insurance, insuring the construction of improvements and completed STORE operated by FRANCHISEE, for the full replacement value thereof.

In the event of damage to the STORE covered by insurance, the proceeds of any such insurance shall be used to restore the STORE to its original condition (but in accordance with FRANCHISOR’s then-current standards and specifications) as soon as possible, unless such restoration is prohibited by the lease or FRANCHISOR has otherwise consented to in writing.  FRANCHISEE shall promptly provide to FRANCHISOR proof of such insurance coverage upon the obtaining of such insurance, and at such other times upon the request of FRANCHISOR.

FRANCHISEE shall, prior to opening the STORE, file with FRANCHISOR, certificates of such insurance and shall promptly pay all premiums on the policies as they become due. All such liability insurance policies shall name FRANCHISOR and its affiliates as additional insureds.  In addition, the policies shall contain a provision requiring 30 days prior written notice to FRANCHISOR of any proposed cancellation, modification, or termination of insurance.  If FRANCHISEE at any time fails or refuses to maintain in effect any insurance coverage required by FRANCHISOR, or to furnish satisfactory evidence thereof, FRANCHISOR, at its option and in addition to its other rights and remedies hereunder, may, but need not, obtain such insurance coverage, on behalf of FRANCHISEE, and FRANCHISEE shall promptly execute any applications or other forms or instruments required to obtain any such insurance and pay to FRANCHISOR, on demand, any costs and premiums incurred by FRANCHISOR.

7.                                      PROPRIETARY AND CONFIDENTIAL INFORMATION OF FRANCHISOR

FRANCHISEE acknowledges and agrees that FRANCHISOR possesses certain confidential and proprietary information in which FRANCHISOR possesses valuable industrial and intellectual property rights consisting of the methods, techniques, formats, specifications, procedures, information, systems, methods of business management, sales and promotion techniques and knowledge of and experience in the operation and franchising of GJC STORES (the “Confidential Information”).  FRANCHISOR will disclose such parts of the Confidential Information as are required for the operation of a GJC STORE to FRANCHISEE in furnishing FRANCHISEE the training program, the OPERATING MANUAL and in guidance furnished to FRANCHISEE during the term of the FRANCHISE.

FRANCHISEE acknowledges and agrees that it will not acquire any interest in the Confidential Information, other than the right to utilize it in the development and operation of the STORE during the term of the FRANCHISE, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with FRANCHISOR and other GJC STORE franchisees.  FRANCHISEE acknowledges that the Confidential Information is disclosed to FRANCHISEE solely on the condition that FRANCHISEE agrees, and FRANCHISEE does hereby agree, that FRANCHISEE (and each of its owners, if the FRANCHISEE is a company, partnership or limited liability company):  (1) will not use the Confidential Information in any other business or capacity; (2) will maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement; (3) will not make unauthorized copies of any portion of the Confidential Information disclosed in written form; and (4) will adopt and implement all reasonable procedures prescribed from time to time by FRANCHISOR to prevent unauthorized use or disclosure of the Confidential Information, including without limitation, requiring (a) all owners, officers, directors, managing members, and full time managers of FRANCHISEE and any other employee of FRANCHISEE designated by FRANCHISOR to execute confidentiality and non-competition agreements in the form attached hereto as Exhibit B (the “Confidentiality and Non-Competition Agreement”) and (b) any other person who will have access to Confidential Information to execute confidentiality agreements in the form attached hereto as Exhibit C (the “Confidentiality Agreement”).

Notwithstanding anything to the contrary contained in this Agreement, the restrictions on FRANCHISEE’s disclosure and use of the Confidential Information shall not apply to (a) information, processes or techniques which are or become generally known by operators of businesses that are competitive with franchisees of FRANCHISOR, other than through disclosure (whether deliberate or inadvertent) by FRANCHISEE; or (b) disclosure of Confidential Information in judicial, arbitral or administrative proceedings to the extent FRANCHISEE is legally compelled to disclose such information, provided FRANCHISEE shall have used its best efforts, and shall have afforded FRANCHISOR the opportunity, to obtain an appropriate protective order or other assurance satisfactory to FRANCHISOR of confidential treatment for the information required to be so disclosed.

All ideas, concepts, techniques or materials relating to a GJC STORE, whether or not protectable intellectual property and whether created by or for FRANCHISEE or FRANCHISEE’s employees, must be promptly disclosed to FRANCHISOR and will be deemed to be FRANCHISOR’s sole and exclusive property, part of the GLORIA JEAN’S System, and works made-for-hire for FRANCHISOR.  To the extent any item does not qualify as a “work made-for-hire” for FRANCHISOR, by this paragraph FRANCHISEE assigns ownership of that item and all related rights to that item, to FRANCHISOR and agrees to sign whatever assignment or other documents FRANCHISOR requests to evidence FRANCHISOR’s ownership or to help FRANCHISOR obtain intellectual property rights in the item.

8.                                      ADVERTISING AND PROMOTION

A.                                    BY FRANCHISOR

FRANCHISOR will develop, prepare and offer to FRANCHISEE (with or without charge) such posters, ad formats, direct mail, point of sale and other advertising materials for the STORE as FRANCHISOR deems appropriate and will implement a marketing program as described below.  FRANCHISEE shall be required to participate in all advertising and/or promotional campaigns which FRANCHISOR may establish.

B.                                    MARKETING FUND

FRANCHISOR’s experience and business judgment is that a unified marketing program, on both a local and broader level, is an essential factor in the potential success of all GJC STORES, to achieve top-of-mind awareness in potential customers, to build and retain goodwill associated with the Name and Marks thereby hopefully benefiting all GJC STORE operators, to create improved brand loyalty among new and future customers and to achieve a favorable retail position for all GJC STORES.  To maximize the possibility of obtaining these goals, FRANCHISOR and FRANCHISEE have agreed to a marketing program as follows:

(1)           FRANCHISOR has instituted an advertising, publicity and marketing fund (the “Marketing Fund”) for such advertising, advertising-related, marketing and/or public relations programs, services and/or materials as FRANCHISOR may deem necessary or appropriate to promote GJC STORES.  The Marketing Fund may be combined with any marketing fund otherwise established for GJC STORES and the funds merged for use in accordance with this Agreement.  FRANCHISEE will contribute to the Marketing Fund two percent (2%) of the gross sales of the STORE (as defined in Paragraph B of Section 13), payable as provided in Paragraph C of Section 12.  FRANCHISOR reserves the right to increase the amount FRANCHISEE is required to contribute to an amount not to exceed three percent (3%) of the gross sales of the STORE.  FRANCHISOR will cause all GJC STORES owned by it to make contributions to the Marketing Fund based on the contribution rate generally in effect at the time such GJC STORES most recently came under FRANCHISOR’s ownership.  FRANCHISEE understands that, due to differing forms of franchise agreements or otherwise, some GLORIA JEAN’S franchisees may have different Marketing Funds and/or other obligations than in this Agreement.

(2)           FRANCHISOR will have sole and absolute discretion over all matters relating to the Marketing Fund in any way, including (but not limited to) its management, all financial matters, expenditures, receipts and/or investments by the Marketing Fund, timing of expenditures, creative concepts, content, materials and endorsements for any marketing programs, together with the geographic, market, and media placement and allocation thereof.  The Marketing Fund may be used, in FRANCHISOR’s sole and absolute discretion, to (among other things) pay costs of preparing, producing, distributing and using marketing, advertising and other materials and programs; administering national, regional and other marketing programs, purchasing media, employing advertising, public relations and other agencies and firms; and supporting public relations, market research and other advertising and marketing activities, as well as any expenses associated with any Franchisee Advisory Council(s), if those Councils, and such expenses, are approved by FRANCHISOR.  A brief statement regarding the availability of information regarding the purchase of GLORIA JEAN’S franchises may be included in advertising and other items produced and/or distributed using the Marketing Fund.

(3)           FRANCHISOR may arrange for services, goods and otherwise, including (but not limited to) creative concepts, production, placement, purchase of media, legal, accounting and other services, to be provided to the Marketing Fund by itself, any of its affiliates and/or their employees or agents, including persons/entities who may be owned, operated, controlled by, and/or affiliated with, FRANCHISOR (such as an “in-house advertising agency”) or who may be independent.  FRANCHISOR may use the Marketing Fund to compensate and reimburse any of such persons/entities (including itself) as FRANCHISOR deems appropriate in its sole and absolute discretion (including payment of commissions) and to compensate itself and/or others for administrative and other services, materials, etc. rendered to the Marketing Fund, provided that any compensation to FRANCHISOR or any affiliate will not be unreasonable in amount.  While FRANCHISOR is not required to submit any proposed or other expenditures by (or any other matters relating to) the Marketing Fund for approval by any Franchisee Advisory Council, if FRANCHISOR does submit any matters for approval and approval is granted by a majority of such Franchisee Advisory Council, such approval will be final and binding on FRANCHISEE.

(4)           FRANCHISEE will participate in all advertising and public relations programs instituted by the Marketing Fund but will retain full freedom to set FRANCHISEE’s own prices, except that FRANCHISOR may specify maximum prices above which FRANCHISEE will not sell or otherwise provide any goods or services and FRANCHISEE will comply with all such maximum prices.  The Marketing Fund will, as available, furnish FRANCHISEE with marketing, advertising and promotional formats and sample materials and may charge the direct cost of producing them plus shipping and handling.  FRANCHISOR may use the Marketing Fund to pay the costs of advertising, advertising-related, marketing and/or public relations programs, services and/or materials with respect to locations, programs or concepts where products and/or services offered under the Name and/or Marks are to be offered in conjunction with products and/or services offered under other marks, including (but not limited to) any co-branding, dual franchising or other programs, and any other franchised or non-franchised alternative channel of distribution, whether or not controlled by FRANCHISOR.

(5)           The Marketing Fund will be accounted for separately from FRANCHISOR’s other funds (but may be commingled with FRANCHISOR’s other funds) and will not be used to defray any of FRANCHISOR’s general operating expenses, except for such salaries, administrative costs, overhead and other expenses as FRANCHISOR may reasonably incur in activities related to the Marketing Fund and its programs (including, without limitation, conducting market research, preparing advertising and marketing materials, insurance, legal costs and collecting and accounting for the Marketing Fund.)  FRANCHISOR may, in FRANCHISOR’s sole and absolute discretion, spend in any fiscal year an amount greater or less than the aggregate contributions to the Marketing Fund in that year and the Marketing Fund may borrow from FRANCHISOR or other lenders to cover deficits of the Marketing Fund or cause the Marketing Fund to invest any surplus for future use by the Marketing Fund.  FRANCHISEE authorizes FRANCHISOR to collect for remission to the Marketing Fund any advertising or promotional monies or credits offered by any supplier based upon purchases by FRANCHISEE or otherwise.  All interest earned on monies contributed to the Marketing Fund will be contributed to the Marketing Fund and will be used to pay costs before using the Marketing Fund’s other assets.  A statement of monies collected and costs incurred by the Marketing Fund will be prepared annually by FRANCHISOR and be furnished to FRANCHISEE upon written request.  FRANCHISOR may (but is not required to) have financial statements of the Marketing Fund audited and any costs in connection therewith will be paid by the Marketing Fund.  FRANCHISOR will have the right to cause the Marketing Fund to be incorporated or operated through an entity separate from FRANCHISOR as FRANCHISOR deems appropriate in its sole and absolute discretion, and such successor entity will have all rights and duties of FRANCHISOR relating to the Marketing Fund.

(6)           FRANCHISOR may (but is not required to) remit a portion of Marketing Fund contributions back to a franchisee on such terms and conditions as determined by FRANCHISOR including (but not limited to) reimbursement of local advertising expenditures made by a Franchisee and FRANCHISOR may waive and/or compromise claims for contributions to, and/or claims against or with respect to, the Marketing Fund in FRANCHISOR’s sole and absolute discretion, using the Marketing Fund to pay any such claims.  FRANCHISOR will have sole and absolute discretion as to whether or not FRANCHISOR takes legal or other action against any franchisee who is in default of his or her obligations with respect to the Marketing Fund (including obligations to make contributions) or otherwise and whether a franchisee may be allowed to make direct advertising expenditures in place of contributions to the Marketing Fund.

(7)           FRANCHISEE acknowledges and agrees that the Marketing Fund is generally intended to maximize general recognition of the Name and/or Marks and patronage of GJC STORES.  FRANCHISEE understands and acknowledges that the STORE may not benefit directly or in proportion to its contribution to the Marketing Fund from the development and placement of advertising and development of marketing materials. FRANCHISOR will have no obligation to cause other GJC STORES, licensees or outlets (some of which may be under different arrangements) to contribute to the Marketing Fund, any cooperative or engage in local marketing.  FRANCHISEE and FRANCHISOR, each having a mutual interest in, and agreeing on the critical practical business importance of, FRANCHISEE’s and FRANCHISOR’s relationship being governed solely by written instruments signed by the parties to be bound (and not having either FRANCHISEE or FRANCHISOR subject to the uncertainty and ambiguity inherent in the application of legal or other concepts not expressly agreed to in writing by FRANCHISEE and FRANCHISOR), agree that FRANCHISEE’s and FRANCHISOR’s rights and obligations with respect to the Marketing Fund and all related matters are governed solely by the express terms of this Agreement and that this Agreement (and the parties’ relationship and all rights and obligations with respect to the Marketing Fund) does not create a “trust,” “fiduciary relationship” or similar special arrangement.  FRANCHISOR may maintain Marketing Fund assets in one or more accounts designated as “trust accounts” (or similarly designated), for purposes of protecting such assets from claims of third-party creditors or otherwise, but such designation and/or treatment will not operate to create any “trust,” “fiduciary relationship” or similar special arrangement as to the Marketing Fund, its assets or otherwise.

C.                                    BY FRANCHISEE.

FRANCHISEE shall submit for prior approval by FRANCHISOR, any and all advertising and promotional materials prepared by FRANCHISEE for the STORE and FRANCHISEE shall not use any disapproved or unapproved advertising or promotional materials.  FRANCHISEE shall comply with any advertising requirements contained in its lease or sublease for the premises of the STORE.  All advertising and promotional materials used by FRANCHISEE must be completely factual, comply with all applicable laws and conform to the highest standards of ethical advertising and policies prescribed from time to time by FRANCHISOR.

FRANCHISEE shall list and advertise the STORE in the principal classified telephone directory distributed within its primary trading area, in such business classifications as FRANCHISOR prescribes from time to time, utilizing FRANCHISOR’s standard classified telephone directory advertisement at FRANCHISEE’s sole expense.  When more than one GJC STORE serves a metropolitan area, FRANCHISOR may require all such GJC STORES to be listed in the classified directory advertisement and FRANCHISEE shall pay an equal share of the cost thereof.

D.                                    WEBSITE.

FRANCHISEE specifically acknowledges and agrees that any Website (as defined below) shall be deemed “advertising” under this Agreement, and will be subject to (among other things) FRANCHISOR’s approval under Paragraph C of this Section.  (As used in this Agreement, the term “Website” means an interactive electronic document, contained in a network of computers linked by communications software that refers to the STORE, other GJC STORES or the Names and Marks.  The term Website includes, but is not limited to, Internet and World Wide Web home pages.)  In connection with any Website, FRANCHISEE agrees to the following:

(1)           FRANCHISEE shall not establish a separate Website without the prior written consent of FRANCHISOR.  FRANCHISOR shall have the right, but not the obligation, to designate one or more web page(s) to describe FRANCHISEE and/or the STORE, such web page(s) to be located within FRANCHISOR’s Website;

(2)           If FRANCHISOR approves, in writing, a separate Website for FRANCHISEE, then each of the following provisions shall apply:

(a)           FRANCHISEE shall not establish or use the Website without FRANCHISOR’s prior written approval.

(b)           Before establishing the Website, FRANCHISEE shall submit to FRANCHISOR, for FRANCHISOR’s prior written approval, a sample of the proposed Website domain name, format, visible content (including, but not limited to, proposed screen shots), and non-visible content (including, but not limited to, meta tags) in the form and manner FRANCHISOR may reasonably require; and FRANCHISEE shall not use or modify such Website without FRANCHISOR’s prior written approval as to such proposed use or modification.

(c)           In addition to any other applicable requirements, FRANCHISEE shall comply with FRANCHISOR’s standards and specifications for Websites as prescribed by FRANCHISOR from time to time in the OPERATING MANUAL or otherwise in writing.

(d)           If required by FRANCHISOR, FRANCHISEE shall establish such hyperlinks to FRANCHISOR’s Website and others as FRANCHISOR may request in writing.

(e)           FRANCHISOR may revoke its approval at any time, in writing, and require that FRANCHISEE discontinue use of a separate Website.

9.                                      REPORTS, BOOKS AND RECORDS, INSPECTIONS

A.                                    GENERAL REPORTING

FRANCHISEE shall submit monthly financial reporting forms and such other financial, operational and statistical information as FRANCHISOR may require to: (i) assist FRANCHISEE in the operation of the STORE in accordance with the GLORIA JEAN’S System; (ii) allow FRANCHISOR to monitor FRANCHISEE’s Gross Sales, purchases, costs and expenses; (iii) enable FRANCHISOR to develop chain wide statistics which may improve bulk purchasing; (iv) assist FRANCHISOR in the development of new authorized PRODUCTS or the removal of existing unsuccessful products; (v) enable FRANCHISOR to refine existing authorized PRODUCTS; (vi) generally improve chain-wide understanding of the GLORIA JEAN’S System.  Without limiting the generality of the foregoing:

FRANCHISEE will allow FRANCHISOR to poll on a daily basis, at a time selected by FRANCHISOR, FRANCHISEE’s computerized point of sales system for the STORE to retrieve sales, usage, and operations data.

On or before noon (pacific standard time) each Friday, during the Term hereof, FRANCHISEE shall submit a weekly sales summary, on a form prescribed by FRANCHISOR, reporting all Gross Sales for the preceding week (defined as the seven day period beginning each Thursday and ending on the following Wednesday) either by electronic mail (“e-mail”), by facsimile or, by any other electronic means prescribed by FRANCHISOR.

On or before the 10th day of each month, or fiscal period (if FRANCHISEE has adopted FRANCHISOR’s fiscal accounting cycle, during the Term hereof, FRANCHISEE shall submit a monthly sales summary signed by FRANCHISEE, on a form prescribed by FRANCHISOR, reporting all Gross Sales for the preceding month, or fiscal period as applicable, together with such additional financial information as FRANCHISOR may from time to time request.

On or before the 30th day following each calendar quarter during the Term hereof, FRANCHISEE shall submit to FRANCHISOR financial statements for the preceding quarter, including a Balance Sheet and Profit and Loss Statement, prepared in the form and manner prescribed by FRANCHISOR and in accordance with generally accepted accounting principles (“GAAP”), which shall be certified by FRANCHISEE to be accurate and complete.  FRANCHISEE shall also provide FRANCHISOR with quarterly sales and menu mix data in the format and manner prescribed by FRANCHISOR.

FRANCHISEE shall submit to FRANCHISOR a semi-annual Profit and Loss Statement, signed and certified by FRANCHISEE.  The Profit and Loss Statement shall be prepared by a Certified Public Accountant, in accordance with GAAP, and shall provide FRANCHISEE’s sales, expenses and financial status with respect to the STORE.  FRANCHISEE shall submit to FRANCHISOR a copy of the original signed 1120 or 1120S tax form each and every year or any other forms which take the place of the 1120 or 1120S forms.  FRANCHISEE shall also provide FRANCHISOR with copies of signed original sales and use tax forms contemporaneously with their filing with the appropriate state or local authority.  FRANCHISOR reserves the right to require such further information concerning the STORE as FRANCHISOR may from time to time reasonably request.

Within sixty (60) days following the end of each calendar year, FRANCHISEE shall submit to FRANCHISOR an unaudited annual financial statement prepared in accordance with GAAP, and in such form and manner prescribed by FRANCHISOR, which shall be certified by FRANCHISEE to be accurate and complete.

FRANCHISEE shall immediately (in no event more than 24 hours following) notify FRANCHISOR of any (a) incident that may adversely affect the operation or financial condition of the STORE, FRANCHISOR or its affiliates; (b) legal action (including the commencement of a suit or proceeding, or the threat thereof), (c) issuance of any writ, order, injunction, award or decree of any court, agency or government authority, including any citation, fine or closing order, or (d) any other adverse inquiry, notice, demand or sanction received by FRANCHISEE relating to the operation of the STORE or the Location, including any alleged violation of any law, including health, safety or employment law violations, and including any labor dispute or actual or threatened labor strike, work stoppage, lock-out or other incident relating to any labor agreement, and shall provide FRANCHISOR with copies of all related correspondence and other communications and information relating thereto.

B.                                    INSPECTIONS

FRANCHISOR’s authorized representatives shall have the right to enter the Location and the STORE during business hours, with or without notice, without unreasonably disrupting FRANCHISEE’s business operations, for the purposes of examining same, conferring with FRANCHISEE’s employees, inspecting and checking operations, food, beverages, furnishings, interior and exterior decor, supplies, fixtures, and equipment, and determining whether the business is being conducted in accordance with this Agreement, the GLORIA JEAN’S System and the OPERATING MANUALS.  If any such inspection indicates any deficiency or unsatisfactory condition with respect to any matter required under this Agreement or the OPERATING MANUALS, including but not limited to quality, cleanliness, service, health and authorized product line, FRANCHISOR will notify FRANCHISEE in writing of FRANCHISEE’s non-compliance with the OPERATING MANUALS, the GLORIA JEAN’S System, or this Agreement.  FRANCHISEE shall have 24 hours after receipt of such notice, or such other greater time period as FRANCHISOR may provide, to correct or repair such deficiency or unsatisfactory condition, if it can be corrected or repaired within such period of time.  If not, FRANCHISEE shall within such time period commence such correction or repair and thereafter diligently pursue it to completion.

C.                                    AUDITS

Upon ten (10) days prior written notice, FRANCHISOR, its agents or representatives may audit FRANCHISEE’s books and records.  In connection with such audit(s) or other operational visits, FRANCHISEE shall keep its cash receipts records, monthly control forms, accounts payable records including all payments to FRANCHISEE’s suppliers at the Location or at its business office for five (5) years after their due date, which records shall be available for examination by FRANCHISOR or its representative(s), at FRANCHISOR’s request.  Without any prior written notice, FRANCHISOR, its agents or representatives may inspect the STORE and FRANCHISEE’s daily, weekly and monthly statistical information which is required under the OPERATING MANUAL.  FRANCHISEE shall make such information available for such inspections in recognition that an operational inspection cannot succeed without review of essential statistical information.  If any audit or other investigation reveals an under-reporting or under-recording error of two percent (2%) or more, then in addition to any other sums due, the expenses of the audit/inspection shall be borne and paid by FRANCHISEE upon billing by FRANCHISOR, plus interest as provided under Section 12.D below.

10.                               NAMES AND MARKS

A.                                    OWNERSHIP OF NAMES AND MARKS

FRANCHISOR is the licensee of GJGC Corp. of the Names and Marks licensed to FRANCHISEE by this Agreement and FRANCHISEE’s right to use the Names and Marks is derived solely from this Agreement and is limited to the operation of the STORE in compliance with this Agreement at the Location (or a substitute premises hereafter approved by FRANCHISOR as provided in Section 2), and by all applicable standards, specifications and operating procedures prescribed by FRANCHISOR from time to time during the term of this FRANCHISE.  FRANCHISEE agrees that all usage of the Names and Marks, including usage on computerized media and/or electronic media if approved by FRANCHISOR (including but not limited to the World Wide Web, the Internet, Telnet, newsgroups, bulletin boards, FTP, and the like), by FRANCHISEE and any goodwill established thereby shall inure to the exclusive benefit of FRANCHISOR and GJGC Corp.  FRANCHISEE further agrees that after the termination or expiration of the FRANCHISE, it will not directly or indirectly at any time or in any manner identify, the STORE, FRANCHISEE, any owner or other business as a GJC STORE, a former GJC STORE or as a franchisee of or otherwise associated with FRANCHISOR, or use in any manner or for any purpose any of the Names and Marks or other indicia of a GJC STORE.

B.                                    LIMITATIONS ON FRANCHISEE’S USE OF NAMES AND MARKS

FRANCHISEE agrees to use the Names and Marks as the sole service mark and trade name identification of the STORE.  FRANCHISEE shall display a notice in such form as FRANCHISOR may prescribe that FRANCHISEE is an independent owner of the STORE pursuant to this Agreement.  FRANCHISEE shall not use any of the Names and Marks as part of any corporate name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos licensed to FRANCHISEE hereunder), or in any modified form, nor may FRANCHISEE use any Names and Marks in connection with the sale of any unauthorized product or service or in any other manner including via computerized media and electronic media not explicitly authorized in writing by FRANCHISOR.  All bank accounts, licenses, permits or other similar documents shall contain the actual name of the person or entity owning the STORE and may contain “d/b/a GLORIA JEAN’S COFFEES.”  FRANCHISEE shall obtain any fictitious name, assumed name or “doing business” registration as may be required by law.

C.                                    NOTIFICATION OF INFRINGEMENTS AND CLAIMS

FRANCHISEE shall immediately notify FRANCHISOR of any apparent infringement of or challenge to FRANCHISEE’s use of any of the Names and Marks or claim by any person of any rights in any of the Names and Marks and FRANCHISEE shall not communicate with any person other than FRANCHISOR and GJGC Corp. and their counsel in connection with any such infringement, challenge or claim.  FRANCHISOR and its affiliates shall have sole discretion to take such action as they deem appropriate and the right to exclusively control any litigation or Patent and Trademark Office or other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Names and Marks.  FRANCHISEE agrees to execute any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of FRANCHISOR’s or

GJGC Corp.’s counsel, be necessary or advisable to protect and maintain FRANCHISOR’s and GJGC Corp.’s interests in any litigation or Patent and Trademark Office or other proceeding or to otherwise protect and maintain FRANCHISOR’s and GJGC Corp.’s interests in any of the Names and Marks.

D.                                    DISCONTINUANCE OF USE OF NAME AND/OR MARKS

If FRANCHISOR believes at any time that it is advisable for FRANCHISOR and/or for FRANCHISEE to modify or discontinue the use of the Name and/or any of the Marks and/or use one or more additional or substitute name(s), trademarks or service marks, FRANCHISEE will promptly comply (at FRANCHISEE’s sole expense) with FRANCHISOR’s directions to modify or otherwise discontinue the use of such Name and/or Marks, or use one or more additional or substitute names, trademarks or service marks, including (but not limited to) replacement of all signage, etc.  Neither FRANCHISOR nor any of its affiliates, including GJGC Corp., will have any liability or obligation (whether of indemnity, expense reimbursement or otherwise) to FRANCHISEE, and FRANCHISEE agrees to make no claim, for, or in connection with, any modification, discontinuance or otherwise, and/or any dispute regarding the Name and/or any of the Marks and/or FRANCHISEE’s and/or FRANCHISOR’s rights in or to them.  FRANCHISOR makes no guaranty that a modification, discontinuance or otherwise may not be required, whether as a result of expiration, termination or limitation of FRANCHISOR’s rights to the Name and/or Marks or otherwise.

E.                                      INDEMNIFICATION OF THE FRANCHISEE.

FRANCHISOR agrees to indemnify FRANCHISEE against and to reimburse FRANCHISEE for all damages for which FRANCHISEE is held liable in any proceeding rising out of FRANCHISEE’s use of any of the Names and Marks pursuant to and in compliance with this Agreement and for all costs reasonably incurred by FRANCHISEE in the defense of any such claim brought against FRANCHISEE or in any such proceeding in which FRANCHISEE is named as a party; provided that FRANCHISEE has timely notified FRANCHISOR of such claim or proceeding and has otherwise complied with this Agreement.

11.                               INITIAL FRANCHISE FEE

FRANCHISEE shall pay to FRANCHISOR an initial franchise fee for the FRANCHISE in the amount of Thirty Thousand Dollars ($30,000).  The initial franchise fee is payable in immediately available funds upon the execution of this Agreement and is deemed fully earned by FRANCHISOR upon execution of this Agreement and shall be non-refundable in whole or in part, under any circumstances.

12.                               ROYALTY FEE

A.                                    AMOUNT OF ROYALTY FEE

FRANCHISEE agrees to pay to FRANCHISOR a royalty fee of six percent (6%) of the gross sales of the STORE, as defined in Paragraph B below, payable as provided in Paragraph C below.

B.                                    DEFINITION OF “GROSS SALES”

As used in this Agreement, the term “gross sales” shall mean and include the total actual gross charges for all products and services sold to customers of the STORE, for cash or credit, whether such sales are made at or from the premises of the STORE, or any other location or other channels of distribution if approved in writing in advance by FRANCHISOR but excluding:  sales, use, service or excise taxes collected from customers and paid to the appropriate taxing authority; customer refunds and adjustments.

C.                                    PAYMENT OF ROYALTY FEE AND MARKETING FUND CONTRIBUTION

The royalty fee (as above provided) and the Marketing Fund contribution (as provided in Section 8) shall be payable on the tenth (10th) day following the end of each four (4) week period, as determined by FRANCHISOR.  This payment shall be accompanied by a sales report (the form of which will be created and furnished by FRANCHISOR) completed, verified and signed by FRANCHISOR.

As directed by FRANCHISOR, FRANCHISEE must participate in FRANCHISOR’s then-current electronic funds transfer program authorizing FRANCHISOR to utilize a pre-authorized bank draft system on a every four-week basis, or otherwise as FRANCHISOR specifies from time-to-time in FRANCHISOR’s sole and absolute discretion.  All royalty fees, advertising contributions and other amounts due FRANCHISOR (and/or any affiliate) for each period must be received by FRANCHISOR (or such affiliate) or credited to the appropriate account by pre-authorized bank debit before 5:00 p.m. on the tenth (10th) day after each four-week period, or other point in time specified by FRANCHISOR.  If FRANCHISEE fails to submit the sales report by the tenth (10th) day after any four-week period, FRANCHISOR may specify the amount to be credited to FRANCHISOR’s account for royalty fees, advertising contributions and other amounts due to FRANCHISOR based on past reports submitted by FRANCHISEE.

D.                                    INTEREST ON LATE PAYMENTS AND LATE FEES

All royalty fees, advertising contributions and any other amounts owed to FRANCHISOR or its affiliates by FRANCHISEE, pursuant to FRANCHISE, shall bear interest after due date at the highest legal rate for open account business credit in the state in which the STORE is located not to exceed one and one-half percent (1 1/2%) per month.  FRANCHISEE must also pay FRANCHISOR or its affiliates a late fee of Two Hundred Fifty Dollars ($250.00) per occurrence subject to applicable law.  FRANCHISEE acknowledges that this Paragraph D shall not constitute FRANCHISOR’s agreement to accept such payments after they are due or a commitment by FRANCHISOR to extend credit to or otherwise “finance” FRANCHISEE’s operation of the STORE.  Further, FRANCHISEE acknowledges that its failure to pay any amounts when due will constitute a breach of this Agreement as provided in Paragraph A of Section 13 notwithstanding the provisions of this Paragraph D.

13.                               TERMINATION OF FRANCHISE

A.                                    TERMINATION BY FRANCHISEE

If FRANCHISEE has materially complied with all of its obligations under this Agreement and FRANCHISOR has materially breached this Agreement, FRANCHISEE will have a right to terminate this Agreement if (1) FRANCHISEE provides FRANCHISOR with written notice of FRANCHISOR’s breach within ninety (90) days of the occurrence of the material breach and (2) FRANCHISOR fails to cure FRANCHISOR’s breach within sixty (60) days after FRANCHISOR receives the written notice of such breach or, in a case where FRANCHISOR’s breach cannot reasonably be cured within sixty (60) days after FRANCHISOR receives written notice of its breach, fail to provide FRANCHISEE with reasonable evidence of FRANCHISOR’s continuing efforts to correct its breach within a reasonable time. If FRANCHISOR disputes the occurrence of a material breach or FRANCHISEE’s allegation that FRANCHISOR has failed to timely cure any breach or to provide FRANCHISEE with reasonable evidence of FRANCHISOR’s continuing efforts to correct its breach within a reasonable time, then FRANCHISOR will provide FRANCHISEE with written notice of the dispute.  FRANCHISEE must then commence mediation pursuant to this Agreement within twenty (20) days after FRANCHISEE receives such written notice.  FRANCHISEE’s failure to commence mediation within such twenty (20) day period shall operate as a waiver of any alleged breach by FRANCHISOR to date.  During the pendency of the mediation proceeding (or arbitration proceeding if the dispute cannot be resolved by mediation pursuant to Paragraph A of Section 16), this Agreement shall not terminate unless otherwise terminable by FRANCHISOR hereunder or upon agreement of the parties.

To terminate this Agreement under this Paragraph A, FRANCHISEE must give FRANCHISOR a separate written notice of termination which will be effective thirty (30) days after delivery of such notice to FRANCHISOR.

B.                                    BY FRANCHISOR

FRANCHISOR may terminate this Agreement effective upon delivery of notice of termination to FRANCHISEE, if:

(1)           FRANCHISEE or any of its owners makes an assignment for the benefit of creditors or an admission of its/his inability to pay its/his obligations as they become due;

(2)           FRANCHISEE or any of its owners files a voluntary petition in bankruptcy, files  any pleading seeking any reorganization, liquidation or dissolution under any law, admits or fails to contest the material allegations of any such pleading filed against it/him, is adjudicated a bankrupt or insolvent, a receiver is appointed for a substantial part of the assets of FRANCHISEE or any of its owners or the STORE, or the claims of creditors of FRANCHISEE or any of its owners or the STORE are abated or subject to a moratorium under any law;

(3)           FRANCHISEE abandons or fails to actively operate the STORE for three (3) or more consecutive days;

(4)           FRANCHISEE or any of its owners surrenders or transfers control of the STORE’s operations without FRANCHISOR’s prior written consent;

(5)           FRANCHISEE suffers termination of or fails to obtain renewal or extension of the lease or sublease for, or otherwise fails to maintain possession of the Location or a substitute premises approved by FRANCHISOR;

(6)           FRANCHISEE submits to FRANCHISOR on two (2) or more separate occasions at any time during any two (2) year period of the term of the FRANCHISE a monthly report, financial statement, tax return, schedule or other information or supporting record which understates the gross sales of the STORE for any period by more than two percent (2%);

(7)           FRANCHISEE operates the STORE in a manner that presents a health or safety hazard to its customers, employees or the public;

(8)           FRANCHISEE or any of its owners are convicted of, or pleads no contest or guilty to, a felony or other crime which substantially impairs the goodwill associated with the Names and Marks or engages in any misconduct which affects the reputation of the STORE or the goodwill associated with the Names and Marks;

(9)           FRANCHISEE or any of its owners makes an unauthorized assignment of the FRANCHISE, this Agreement, the STORE or its assets or an ownership interest in FRANCHISEE as hereinafter defined in Paragraphs B and C of Section 15;

(10)         FRANCHISEE fails to pay any amount owed to FRANCHISOR or its affiliates when the same is due and payable and does not correct such failure within five (5) days after written notice of such failure to comply is delivered to FRANCHISEE;

(11)         FRANCHISEE sells coffee not purchased from GJGC Corp. pursuant to the requirements set forth herein;

(12)         FRANCHISEE or any affiliate fails on two (2) or more separate occasions within any period of twelve (12) consecutive months, or on three (3) or more separate occasions within any period of twenty-four (24) consecutive months, to comply with any provisions (whether the same or different) of this Agreement, any lease or sublease, any other agreement with FRANCHISOR and/or any affiliate and/or the OPERATING MANUAL, whether or not such failures to comply are timely corrected; or

(13)         FRANCHISEE fails to comply with any other material provision of this Agreement, any lease or sublease, any other agreement with FRANCHISOR and/or any of its affiliates or any mandatory specification, standard or operating procedure prescribed by FRANCHISOR and does not correct such failure within fifteen (15) days after written notice of such failure to comply (which shall describe the action that FRANCHISEE must take) is delivered to FRANCHISEE.

C.                                    RIGHT OF FRANCHISOR TO DISCONTINUE PRODUCTS TO FRANCHISEE AFTER NOTICE OF DEFAULT TO FRANCHISEE

If FRANCHISOR delivers to FRANCHISEE a notice of default or non-compliance pursuant to Section 13 of this Agreement, in addition FRANCHISOR’s other rights and remedies, FRANCHISOR reserves the right of FRANCHISOR (and its affiliates) if currently selling PRODUCTS, to discontinue selling PRODUCTS to FRANCHISEE until such time as FRANCHISEE corrects the default.  Additionally, if FRANCHISEE fails to adhere to the standard credit terms of FRANCHISOR’s affiliates with respect to payment for any PRODUCTS sold by FRANCHISOR’s affiliates to FRANCHISEE, FRANCHISOR’s affiliates reserve the right to cease selling PRODUCTS to FRANCHISEE or requiring FRANCHISEE to pay C.O.D. (i.e., cash on delivery) by certified check until such time as FRANCHISEE corrects this problem.

D.                                    CROSS-DEFAULTS, NON-EXCLUSIVE REMEDIES, ETC.

Any default by FRANCHISEE (or any person/company affiliated with FRANCHISEE) under the terms and conditions of this Agreement or any lease or sublease, or any other agreement between FRANCHISOR, or its affiliate, and FRANCHISEE, shall be deemed to be a material default of each and every said agreement, and furthermore, in the event of termination, for any cause, of this Agreement, or any other agreement between the parties hereto, FRANCHISOR may, at its option, terminate any or all said agreements.  No right or remedy which FRANCHISOR may have (including termination) is exclusive of any other right or remedy provided under law or equity and FRANCHISOR may pursue any rights and/or remedies available.

14.                               FRANCHISEE’S OBLIGATION UPON TERMINATION OR EXPIRATION

A.                                    PAYMENT OF AMOUNTS OWED TO FRANCHISOR

FRANCHISEE agrees to pay to FRANCHISOR and its affiliates within ten (10) days after the effective date of termination or expiration of the FRANCHISE, or such later date that the amounts due to FRANCHISOR and its affiliates are determined, such royalty fees, advertising contributions, amounts owed for PRODUCTS purchased by FRANCHISEE from FRANCHISOR and its affiliates and all other amounts owed to FRANCHISOR and its affiliates which are then unpaid, including any interest and late fees due pursuant to this Agreement as provided in Paragraph D of Section 12.

B.                                    RETURN OF MANUALS.

FRANCHISEE agrees that upon termination or expiration of the FRANCHISE, it will immediately return to FRANCHISOR all copies of the OPERATING MANUAL for a GJC STORE which have been loaned to it by FRANCHISOR.

C.                                    CANCELLATION OF ASSUMED NAMES AND TRANSFER OF PHONE NUMBERS.

FRANCHISEE agrees that upon termination or expiration of the FRANCHISE, it will take such action as may be required to cancel all assumed names or equivalent registrations relating to its use of the Names and Marks and to notify the telephone company and all listing agencies of the termination or expiration of FRANCHISEE’s right to use any telephone number and any classified and other telephone directory listings associated with any Names and Marks and with a GJC STORE and to authorize transfer of same to FRANCHISOR or its designee.  FRANCHISEE acknowledges that as between FRANCHISOR and FRANCHISEE, FRANCHISOR has the sole right to and interest in all telephone numbers and directory listings associated with any Names and Marks of the STORE and FRANCHISEE authorizes FRANCHISOR, and hereby appoints FRANCHISOR and any officer of FRANCHISOR as its attorney-in-fact, to direct the telephone company and all listing agencies to transfer the same to FRANCHISOR or its designee should FRANCHISEE fail or refuse to do so.  The telephone company and all listing agencies may accept such direction or this Agreement as conclusive evidence of the exclusive rights of FRANCHISOR in such telephone numbers and directory listings and its authority to direct their transfer.

FRANCHISEE shall also be required to cancel or if FRANCHISOR so elects to have assigned to FRANCHISOR, all ownership of any and all computerized media or electronic media, including but not limited to the World Wide Web, the Internet, Telnet, news groups, bulletin boards, FTP, and the like which presently or which may later exist.

D.                                    FRANCHISOR HAS RIGHT TO PURCHASE STORE.

If this Agreement is terminated prior to its scheduled expiration date by FRANCHISOR in accordance with the provisions of this Agreement, FRANCHISOR or its designee shall have the right and option (exercisable by written notice thereof within thirty (30) days after the determination of the purchase price pursuant to this Paragraph) to purchase (at the purchase price determined pursuant to this Paragraph) from FRANCHISEE some or all of the assets (including FRANCHISEE’s inventory of saleable PRODUCTS which have been fully paid for by FRANCHISEE) of the STORE and if the premises were not leased to FRANCHISEE by FRANCHISOR or its affiliates, the right to an assignment of FRANCHISEE’s lease or sublease for the premises of the STORE (or, if assignment is prohibited, a sublease for the full remaining term and on the same terms and conditions as FRANCHISEE’s lease).  There shall be no provision for payment for leasehold improvements, the title of which shall be governed by the terms of FRANCHISEE’s lease or sublease for the STORE premises.  The purchase price for the assets of the STORE shall be the depreciated value of those assets as shown on FRANCHISEE’s most current federal tax return; provided that the purchase price shall not contain any factor or increment for “goodwill” or “going concern value.”  FRANCHISOR may exclude from the assets purchased hereunder any fixtures, equipment, signs or PRODUCTS and supplies in the inventory of the STORE that are not approved as meeting quality standards for a GJC STORE.  The purchase price shall be paid by FRANCHISOR in cash at the closing of the purchase.  Contemporaneously therewith, FRANCHISEE shall: (i) deliver instruments transferring good and merchantable title to the assets purchased, free and clear of all liens and encumbrances to FRANCHISOR or its nominee with all sales and other transfer taxes paid by FRANCHISEE; and (ii) assign or transfer all licenses or permits which may be assigned or transferred.  In the event that FRANCHISEE cannot deliver clear title to all of the purchased assets as aforesaid, or in the event there shall be other unresolved issues, the closing of the sale shall be accomplished through an escrow.  Further, FRANCHISEE and FRANCHISOR shall, prior to closing, comply with any applicable bulk filings required in the state where the STORE is located.  If FRANCHISOR exercises its option to purchase, pending the closing of such purchase as hereinabove provided, FRANCHISOR shall have the right to appoint a manager to maintain the operation of the STORE.  Alternatively, FRANCHISOR may require FRANCHISEE to close the STORE during such time period without removing therefrom any assets.  FRANCHISEE shall maintain in force all required insurance policies until the date of closing. In connection with such purchase, FRANCHISEE (and each owner and/or affiliate of FRANCHISEE) will execute a general release, in form prescribed by FRANCHISOR, of any and all claims, liabilities and/or obligations against FRANCHISOR and its affiliates.

If agreement on the depreciated value is not reached by FRANCHISEE and FRANCHISOR within ten (10) days after the effective date of termination, the determination of depreciated value (as above defined) shall be submitted to an independent appraiser selected by FRANCHISOR.  All fees, costs and expenses of such independent appraiser shall be borne equally by FRANCHISOR and FRANCHISEE.

In the event FRANCHISOR does not exercise said option to purchase, FRANCHISEE shall, within ten (10) days after the earlier of (i) the expiration of the option period without exercise by FRANCHISOR of its option or (ii) service by FRANCHISOR upon FRANCHISEE of written notice that FRANCHISOR does not intend to exercise its option, remove from the STORE by physical removal or in the case of signs, by obliteration, painting over or otherwise, and cease to use, either at the STORE or elsewhere, all names, distinctive architectural or other designs, signs, pictures, crests, shields, and other advertising and equipment which are indicative of FRANCHISOR or FRANCHISEE.  All PRODUCTS which are not merchantable due to physical deterioration or which are “out-of-date” shall be destroyed by FRANCHISEE.

E.                                      COVENANT NOT TO COMPETE

If this Agreement expires or is terminated by FRANCHISOR for any reason, FRANCHISEE and its owners agree that for a period of two (2) years, commencing on the effective date of termination of this Agreement or the date on which FRANCHISEE ceases to conduct the business conducted pursuant to this Agreement, whichever is later, neither FRANCHISEE nor its owners (through a member of the immediate family of FRANCHISEE or otherwise) will have any interest as an owner (except of publicly-traded securities and interests in other GJC STORES pursuant to other franchise agreements heretofore or hereafter entered into) of, or assist or perform services as a director, officer, employee, consultant, representative, agent, or in any other capacity for, any business principally offering products substantially similar to the PRODUCTS then being offered by the majority of the GJC STORES and located within either: (i) the Standard Metropolitan Statistical Area wherein the STORE is located; or (ii) a ten (10) mile radius from any then existing GJC STORE, nor will they have any interest, as aforesaid, in any entity which franchises or grants to others the right to sell products similar to the PRODUCTS then being offered by the majority of the GJC STORES.

F.                                      CONTINUING OBLIGATIONS

All obligations of FRANCHISOR and FRANCHISEE which expressly or by their nature survive the expiration or termination of the FRANCHISE shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement and until they are satisfied in full or by their nature expire.

15.                               ASSIGNMENT, TRANSFER AND ENCUMBRANCE

A.                                    BY FRANCHISOR.

This Agreement, and any or all of FRANCHISOR’s rights and/or obligations under it, are fully transferable by FRANCHISOR in whole or in part, without the consent of FRANCHISEE and shall inure to the benefit of any person or entity to whom FRANCHISOR transfers it, or to any other legal successor to FRANCHISOR’s interests in this Agreement.

B.                                    FRANCHISEE MAY NOT ASSIGN WITHOUT APPROVAL OF FRANCHISOR

The FRANCHISE is personal to FRANCHISEE (and its owners) and neither the FRANCHISE, this Agreement (except as hereinafter provided with respect to assignment to a partnership, limited liability company or corporation), the STORE or its assets (other than in the ordinary course of its business) nor any part or all of the ownership of FRANCHISEE may be voluntarily, involuntarily, directly or indirectly assigned, subdivided, subfranchised or otherwise transferred by FRANCHISEE or its owners (including, without limitation, in the event of the death of FRANCHISEE or an owner of FRANCHISEE, by will, declaration of or transfer in trust or the laws of intestate succession) without the prior written consent of FRANCHISOR, and any such assignment or transfer without such consent shall constitute a breach hereof and shall convey no rights to or interest in the FRANCHISE, this Agreement, the STORE or its assets or any part or all of the ownership interest in FRANCHISEE, and shall be null and void.  A transfer of ownership in the STORE may only be made in conjunction with a transfer of the FRANCHISE.  If the transfer is of the FRANCHISE, this Agreement or a controlling interest in FRANCHISEE, or is one of a series of transfers which in the aggregate constitute the transfer of the FRANCHISE, this Agreement or a controlling interest in FRANCHISEE, all of the following conditions must be met prior to, or concurrently with the effective date of the transfer: (1) the transferee must have sufficient business experience and financial resources; (2) the transferee must assume all existing obligations of the transferor hereunder and under the lease or sublease; (3) the transferee must attend and complete the training program to the satisfaction of FRANCHISOR; (4) if any part of the sale price of the transferred interest is financed, FRANCHISEE and its owners and the transferor shall have agreed that all obligations of the transferee to either of them shall be subordinate to the obligations of the transferee to pay all fees and other amounts due to FRANCHISOR and its affiliates, and otherwise comply with the Agreement or the franchise agreement executed by the transferee; (5) the STORE must be in compliance with or be brought up to the then-current design and equipment standards for GJC STORES; and (6) the transferee must execute and be bound by all provisions of FRANCHISOR’s then-current form of franchise agreement (and sublease if the STORE was subleased directly from FRANCHISOR or its affiliates), which may provide for a higher royalty fee and advertising contributions and other significant provisions may vary from what is provided hereunder and shall provide for a term equal to the remaining term of the FRANCHISE.  FRANCHISOR shall not charge such transferee an initial franchise fee for the

FRANCHISE, but will charge the transferor an assignment fee of Five Thousand Dollars ($5,000), to cover FRANCHISOR’s costs in approving and effectuating the assignment.

C.                                    ASSIGNMENT TO PARTNERSHIP, LIMITED LIABILITY COMPANY OR CORPORATION.

If FRANCHISEE is in full compliance with this Agreement, FRANCHISOR shall not unreasonably withhold its consent to a transfer of the FRANCHISE, this Agreement, the STORE and its assets to a partnership, limited liability company or corporation which conducts no business other than the STORE (and other GJC STORES under franchise agreements with FRANCHISOR), which is actively managed by FRANCHISEE and in which FRANCHISEE owns and controls not less than fifty-one percent (51%) of the equity and voting power of all issued and outstanding stock or membership or partnership interest; provided that the corporation, limited liability company or partnership execute FRANCHISOR’s standard assignment and assumption agreement, and the shareholders, members or partners, in form approved by FRANCHISOR, agree to be personally bound jointly and severally by all provisions of this Agreement and guarantee the performance thereof and all other agreements between FRANCHISEE and FRANCHISOR and its affiliates, to the same extent as if they had been parties to the original agreements, and all issued and outstanding stock certificates of such corporation shall bear a legend reflecting or referring to the restrictions of Paragraph B of this Section.

D.                                    FRANCHISOR’S RIGHT OF FIRST REFUSAL.

If FRANCHISEE or its owners shall at any time determine to sell the FRANCHISE, this Agreement, the STORE or its assets or an ownership interest in FRANCHISEE, FRANCHISEE or its owners shall obtain a bona fide, executed written offer accompanied by a cashier’s check for ten percent (10%) of the purchase price to serve as forfeitable earnest money thereunder, from a responsible and fully disclosed purchaser and shall submit an exact copy of such offer to FRANCHISOR.  FRANCHISOR or its designee shall, for a period of thirty (30) days from the date of delivery of such offer, have the right, exercisable by written notice to FRANCHISEE or its owners, to purchase the interest for the price and on the terms and conditions contained in such offer; provided that FRANCHISOR or its designee may substitute cash for any form of payment proposed in such offer.  If FRANCHISOR or its designee does not exercise this right of first refusal, FRANCHISEE or its owners may complete the sale of the FRANCHISE, the STORE and its assets or such ownership interest to such purchaser (on the terms of the bona fide offer subject to FRANCHISOR’s approval of the purchaser as provided in Paragraph B of this Section); provided that if the sale to such purchaser is not completed within one hundred twenty (120) days after delivery of such offer to FRANCHISOR, FRANCHISOR or its designee shall again have the right of first refusal as herein provided.

E.                                      DEATH OR PERMANENT DISABILITY OF FRANCHISEE

Upon the death or permanent disability of FRANCHISEE or if FRANCHISEE is a corporation, limited liability company or partnership, upon the death or permanent disability of the owner of the controlling interest in FRANCHISEE, the executor, administrator, conservator or other personal representative of such person shall transfer his interest to the heirs or beneficiaries of such person or to a third party approved by FRANCHISOR within a period of twelve (12) months.  Such transfers, including, without limitation, transfers by devise or inheritance or trust provisions, shall be subject to the same conditions for transfers contained in this Agreement.  Failure to so dispose of such interest within said period of time shall constitute a breach of this Agreement.  FRANCHISEE shall be deemed to have a “permanent disability” if the usual, active participation in the GJC STORE by FRANCHISEE as contemplated pursuant to this Agreement is for any reason curtailed for a continuous period of six (6) months.

If after the death or permanent disability of FRANCHISEE (or the Managing Owner), the STORE is not being managed by a competent and trained manager (as determined by FRANCHISOR in its sole discretion), FRANCHISOR is authorized to immediately appoint a manager to maintain the operation of the STORE for a period not to exceed twelve (12) months or until an approved assignee shall be able to assume the management and operation of the STORE.

F.                                      RELEASE, EFFECT OF TRANSFER

In connection with any assignment, etc. of any interest of or by FRANCHISEE (including, but not limited to, an assignment to a corporation) FRANCHISEE and each of its owners and/or affiliates and the transferee (and each owner and/or affiliate of the transferee) if the transferee or such owner and/or affiliate is or has been a franchisee of, or had any other relationship with, FRANCHISOR or any of its affiliates must execute a general release in the form approved by FRANCHISOR.

FRANCHISOR’s consent to a transfer, or failure to exercise any right-of-first-refusal, will not constitute a waiver of any claims FRANCHISOR may have against FRANCHISEE (or its owners or affiliates), nor will it be deemed a waiver of FRANCHISOR’s right to demand exact compliance with any of the terms or conditions of this Agreement or any other agreement by any transferor or transferee.  Unless FRANCHISOR expressly in writing releases FRANCHISEE from its obligations under this Agreement (which FRANCHISOR has no obligation to do), FRANCHISEE will remain and be liable for all of the payment and other obligations under this Agreement (and any other agreement with us and/or any affiliate) and any Franchise Agreement and/or other agreement executed by any transferee.  Any transfer (including any transfer consented to by FRANCHISOR and even if the transferee executes a new franchise agreement) will not act as a termination of FRANCHISEE’s (or its owner’s) confidentiality, indemnity, covenant not to compete and other obligations under this Agreement which by their nature survive the term of this Agreement.  In the event of a transfer of an ownership interest in FRANCHISEE, the transferring owner must also comply with such obligations, including, without limitation, the covenant not to compete under Section 14.E.

16.                               DISPUTE RESOLUTION

A.                                    MEDIATION

Except for controversies, disputes, or claims related to or based on FRANCHISEE’s use of the Names and Marks, FRANCHISEE’s obligation to make royalty or other payments to FRANCHISOR or FRANCHISEE’s post-termination obligations, the parties agree to submit any dispute arising between them to non-binding mediation before submitting dispute to arbitration.  The mediation is to be administered by the American Arbitration Association and conducted by one (1) mediator selected by the American Arbitration Association under the then-current commercial mediation rules of the American Arbitration Association, at a facility selected by the mediator that is located within fifty (50) miles of FRANCHISOR’s then-current principal place of business.  FRANCHISOR and FRANCHISEE agree that statements made by FRANCHISOR, FRANCHISEE or any other party in any such mediation proceeding will not be admissible in any arbitration or other legal proceeding.  Each party shall bear its own costs and expenses of conducting the mediation and share equally the costs of any third parties who are required to participate in the mediation.

If any dispute between the parties cannot be resolved through mediation within forty-five (45) days following the appointment of the mediator, the parties agree to submit such dispute to arbitration subject to the terms and conditions of Paragraph B below, provided that FRANCHISOR shall have the right at any time to seek injunctive relief as provided in Paragraph H of this Section.

B.                                    ARBITRATION

ALL CONTROVERSIES, DISPUTES OR CLAIMS ARISING BETWEEN FRANCHISOR, ITS AFFILIATES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND ATTORNEYS (IN THEIR REPRESENTATIVE CAPACITY) AND FRANCHISEE (AND ITS OWNERS AND GUARANTORS, IF APPLICABLE) ARISING OUT OF OR RELATED TO IN WHOLE OR IN PART:  (1) THIS AGREEMENT OR ANY RELATED AGREEMENT; (2) THE RELATIONSHIP OF THE PARTIES HERETO; (3) THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENT, OR ANY PROVISION THEREOF; OR (4) ANY SPECIFICATION, STANDARD OR OPERATING PROCEDURE RELATING TO THE ESTABLISHMENT OR OPERATION OF THE STORE, SHALL BE SUBMITTED FOR BINDING ARBITRATION TO BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION; PROVIDED THAT FRANCHISOR AND ITS AFFILIATES SHALL HAVE THE RIGHT TO ENFORCE BY JUDICIAL PROCESS ANY RIGHTS IT MAY HAVE TO POSSESSION OF THE PREMISES OF THE STORE UNDER ANY SUBLEASE OR COLLATERAL ASSIGNMENT OF LEASE WITH FRANCHISEE.  SUCH ARBITRATION PROCEEDING SHALL BE CONDUCTED BY A SINGLE ARBITRATOR APPROVED BY THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES AT A FACILITY DETERMINED BY THE ARBITRATOR THAT IS LOCATED WITHIN FIFTY (50) MILES OF FRANCHISOR’S PRINCIPAL PLACE OF BUSINESS AND SHALL BE CONDUCTED IN ACCORDANCE WITH THE THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.  JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. THE PARTIES FURTHER AGREE THAT, IN CONNECTION WITH ANY SUCH ARBITRATION PROCEEDING, EACH SHALL SUBMIT OR FILE ANY CLAIM WHICH WOULD CONSTITUTE A COMPULSORY COUNTERCLAIM (AS DEFINED BY RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE) WITHIN THE SAME PROCEEDING AS THE CLAIM TO WHICH IT RELATES.  ANY SUCH CLAIM WHICH IS NOT SUBMITTED OR FILED IN SUCH PROCEEDING SHALL BE FOREVER BARRED.

THIS PROVISION SHALL CONTINUE IN FULL FORCE AND EFFECT SUBSEQUENT TO AND NOTWITHSTANDING EXPIRATION OR TERMINATION OF THIS AGREEMENT.  FRANCHISEE AND FRANCHISOR AGREE THAT ARBITRATION SHALL BE CONDUCTED ON AN INDIVIDUAL, NOT A CLASS-WIDE, BASIS AND THAT FRANCHISOR (AND/OR ITS AFFILIATE AND THEIR RESPECTIVE SHAREHOLDER, OFFICER, DIRECTORS, AGENTS, AND/OR EMPLOYEES) AND FRANCHISEE (AND/OR ITS OWNERS, GUARANTORS, AFFILIATES, AND/OR EMPLOYEES) SHALL BE THE ONLY PARTIES TO ANY ARBITRATION PROCEEDING DESCRIBED IN THIS SECTION AND THAT NO SUCH ARBITRATION PROCEEDING MAY BE CONSOLIDATED WITH ANY OTHER ARBITRATION PROCEEDING, NOR SHALL ANY OTHER PERSON BE JOINED AS A PARTY TO SUCH ARBITRATION PROCEEDING.

C.                                    WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL.

Except as provided under Section 23, FRANCHISOR and FRANCHISEE hereby waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other and agree that in the event of a dispute between them (including arbitration proceedings) each shall be limited to the recovery of any actual damages sustained by it.  FRANCHISOR and the FRANCHISEE irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either of them.

D.                                    LIMITATION OF CLAIMS.

Except claims for royalty fees and advertising contributions and other amounts owed to FRANCHISOR, any and all claims arising out of or relating to this Agreement or the relationship of FRANCHISEE and FRANCHISOR in connection with FRANCHISEE’s operation of the STORE shall be barred unless an action or proceeding is commenced within one (1) year from the date FRANCHISEE or FRANCHISOR knew or should have known of the facts giving rise to such claims.

E.                                      CONSENT TO JURISDICTION.

FRANCHISEE agrees that any action arising out of or relating to this Agreement otherwise as a result of the relationship between FRANCHISOR and FRANCHISEE (which is not required to be arbitrated hereunder or as to which arbitration is waived) must be commenced in the state or federal court of general jurisdiction closest to FRANCHISOR’s then-current principal place of business, and FRANCHISEE and each of its owners irrevocably submits to the jurisdiction of such courts and waives any objection to jurisdiction or venue of such court.

F.                                      SURVIVAL AND CONSTRUCTION

Each provision of this Section 16, together with the provisions of Section 23, will be deemed to be self-executing and continue in full force and effect subsequent to and notwithstanding the expiration, termination, setting aside, cancellation, rescission, unenforceability or otherwise of this Agreement (or any part of it) for any reason, and will survive and will govern any claim for rescission or otherwise.

Each party reserves the right to challenge any law, rule or judicial or other construction which would have the effect of varying or rendering ineffective any provision of this Agreement. The benefits and protections of this Agreement which apply to FRANCHISOR (including, but not limited to, all provisions relating to indemnification and/or releases) shall also apply to any past, current and/or future affiliates as if they were expressly named beneficiaries of such provisions.

G.                                    COSTS AND ATTORNEYS’ FEES

If a claim for amounts owed by FRANCHISEE to FRANCHISOR or its affiliate is asserted in any legal proceeding before a court of competent jurisdiction or an arbitrator, or if FRANCHISOR or FRANCHISEE is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall be entitled to recover from the other its costs and expenses, including reasonable accounting, paralegal, legal, expert witness, attorneys’ fees and arbitrator fees, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding.  If FRANCHISOR engages legal counsel in connection with any failure by FRANCHISEE to pay when due amounts due the FRANCHISOR or to submit when due any reports, information or supporting records, or in connection with any failure to otherwise comply with this Agreement, the FRANCHISEE shall reimburse the FRANCHISOR for any of the above listed costs and expenses incurred by it, whether or not legal proceedings are initiated.

H.                                    INJUNCTIVE RELIEF

Nothing in this Agreement bars FRANCHISOR’s right to obtain specific performance of the provisions of this Agreement and injunctive relief against threatened conduct that will cause FRANCHISOR, the Names and Marks or the GLORIA JEAN’S System loss or damage, under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions (subject to FRANCHISOR’s obligation to arbitrate the underlying claim if required by Section 16.B).  FRANCHISEE  agrees that FRANCHISOR may obtain such injunctive relief in addition to such further or other relief as may be available at law or in equity.  FRANCHISEE agrees that FRANCHISOR will not be required to post a bond to obtain injunctive relief and that FRANCHISEE’s only remedy if an injunction is entered against FRANCHISEE will be the dissolution of that injunction, if warranted, upon due hearing (all claims for damages by injunction being expressly waived hereby).

I.                                         BINDING EFFECT, MODIFICATION AND REPRESENTATIONS

This Agreement is binding on the parties hereto and their respective executors, administrators, heirs, assigns, and successors in interest, and will not be modified or supplemented except by means of a written agreement signed by both FRANCHISEE and FRANCHISOR’s President or one of FRANCHISOR’s Vice Presidents, provided that changes to the OPERATING MANUAL may be made by FRANCHISOR at any time and will be fully binding on FRANCHISEE notwithstanding any provisions of this Section or otherwise.  No other officer, field representative, salesperson or other person has the right or authority to sign on behalf of FRANCHISOR, to make oral or written modifications to this Agreement, or to make any representations or agreements on behalf of FRANCHISOR, and any such modifications, representations and/or agreements shall not be binding on FRANCHISOR.

17.          CONSTRUCTION, ETC.

Except as expressly provided otherwise, nothing in this Agreement is intended, nor will be deemed, to confer any rights or remedies on any person or legal entity not a party hereto.  The headings of the several Sections hereof are for convenience only and do not define, limit, or construe the contents of such Sections.  The term “attorneys’ fees” will include, without limitation, legal fees, whether incurred prior to, in preparation for, or in contemplation of, the filing of any written demand or claim, action, hearing or proceeding to enforce the obligations of this Agreement.  References to a “controlling interest” in a business entity will mean fifty percent (50%) or more of the voting control of such entity if such entity is a corporation, and any equity interest if such entity is a partnership or limited liability company.  The term “affiliate” means any past, present or future person, company or other entity which controls, is controlled by or is under common control with another person, company or other entity.  For purposes of this Agreement, “affiliates” of FRANCHISOR includes, without limitation, Gloria Jean’s Gourmet Coffee Corp., Diedrich Coffee, Inc., Gloria Jean’s Inc., Coffee People Inc., Second Cup USA Holdings Ltd. and The Second Cup Ltd.  The singular usage includes the plural and the masculine and neuter usages include the other and the feminine.  If two or more persons are at any time FRANCHISEE hereunder, whether or not as partners or joint venturers, their obligations and liabilities to FRANCHISOR will be joint and several.  This Agreement will be executed in multiple copies, each of which will be deemed an original.  Each of the provisions of this Agreement (including Sections 16 and 23) apply to any claim brought (or which could be brought) by any owner and/or affiliate of FRANCHISEE’s or by or on FRANCHISEE’s behalf.  If any limitation on FRANCHISEE’s rights (including, but not limited to, any limitation on damages, waiver of jury trial, shortened period in which to make any claim or otherwise) is held unenforceable with respect to FRANCHISEE, then such limitation will not apply to FRANCHISOR.

18.                               NON-RETENTION OF FUNDS

FRANCHISEE does not have the right to offset or withhold payments owed to FRANCHISOR (and/or any affiliate) for amounts purportedly due FRANCHISEE (or any affiliate of FRANCHISEE’s) from FRANCHISOR and/or any of its affiliates as a result of any dispute of any nature or otherwise, but will pay such amounts to FRANCHISOR (or FRANCHISOR’s affiliate) and only thereafter seek reimbursement in accordance with the provisions of Section 16.  If FRANCHISEE believes that FRANCHISOR or any other person/entity has violated any legal duty to FRANCHISEE, FRANCHISEE will, notwithstanding such dispute, pay as designated all sums specified under this Agreement or any other agreement, whether to be paid to FRANCHISOR or any affiliate (including royalties, any unpaid portion of the initial franchise fee and any marketing contributions and/or amounts payable to franchisee councils and/or cooperatives) and will not withhold any payments until and unless such dispute has been finally determined in FRANCHISEE’s favor.

19.                               SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS

Except as otherwise stated in this Agreement, each provision of this Agreement, and any portion of any provision, is severable (including, but not limited to, any provision affecting any rights to recovery for breach of any legal obligation, including but not limited to waiver of statutory benefits such as rights to jury trial, exemplary or punitive damages, recovery of attorney’s fees and/or shortening of statutes of limitations), and the remainder of this Agreement will continue in full force and effect.  To the extent that any provision restricting FRANCHISEE’s competitive activities is deemed unenforceable, FRANCHISEE and FRANCHISOR agree that such provisions will be enforced to the fullest extent permissible under governing law.  FRANCHISOR may modify any invalid or unenforceable provision to the extent required to be valid and enforceable and FRANCHISEE will be bound by the modified provisions.

20.                               WAIVERS

FRANCHISOR’s waiver of any breach(es) under this or any other agreement (whether by failure to exercise a power or right available to FRANCHISOR, failure to insist on strict compliance with the terms, obligations or conditions of any agreement, development of a custom or practice between FRANCHISEE and FRANCHISOR (or others) which is at variance with the terms of any agreement, acceptance of partial or other payments or otherwise), whether with respect to FRANCHISEE or others, will not affect FRANCHISOR’s rights with regard to any breach by FRANCHISEE or anyone else or constitute a waiver of FRANCHISOR’s right to demand exact compliance by FRANCHISEE with the terms of this Agreement or otherwise.  Subsequent or other acceptance by FRANCHISOR of any payments or performance by FRANCHISEE will not be deemed a waiver of any preceding or other breach by FRANCHISEE of this Agreement or otherwise.  The rights and remedies provided in this Agreement are cumulative and FRANCHISOR will not be prohibited from exercising any rights or remedies provided under this Agreement or permitted under law or equity.

21.                               CHOICE OF LAWS

Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. §§ 1051 et seq.) and except that all issues relating to arbitrability or the enforcement or interpretation of the agreement to arbitrate set forth in Paragraph B of this Section shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1 et seq.) and the federal common law relating to arbitration, this Agreement, the FRANCHISE and all other matters concerning FRANCHISEE and FRANCHISOR (and its affiliates) shall be governed by the internal laws of the state where the STORE is located (without reference to the choice of law and conflict of law rules of that state), except that the provisions of any law of that state regarding franchise disclosure, registration or relationship and the regulations thereunder shall not apply unless its jurisdictional requirements are met independently without reference to this Paragraph.

22.                               ENTIRE AGREEMENT

This Agreement, including the introduction and exhibits to it, together with the OPERATING MANUAL, constitutes the entire agreement between FRANCHISOR and

FRANCHISEE and there are no other oral or written understandings or agreements between FRANCHISOR and FRANCHISEE concerning the subject matter of this Agreement.  Except as expressly provided otherwise in this Agreement, this Agreement may be modified only by written agreement signed by both FRANCHISOR and FRANCHISEE.

23.                               INDEPENDENT CONTRACTORS AND INDEMNIFICATION

FRANCHISOR and FRANCHISEE are independent contractors.  FRANCHISOR and FRANCHISEE agree that there does not exist any fiduciary relationship between them.  FRANCHISEE shall conspicuously identify FRANCHISEE at the premises of the STORE and in all dealings with suppliers, as the owner of the STORE.  Neither FRANCHISOR nor FRANCHISEE shall make any agreements or representations in the name of or on behalf of the other or that their relationship is other than FRANCHISOR and FRANCHISEE and neither FRANCHISOR nor FRANCHISEE shall be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized hereunder, nor shall FRANCHISOR be obligated for any damages to any person or property directly or indirectly arising out of the operation of the STORE or FRANCHISEE’s business conducted pursuant to the FRANCHISE, whether caused by FRANCHISEE’s negligent or willful action or failure to act, FRANCHISOR shall have no liability for any sales, use, excise, income, property or other taxes levied upon the STORE or its assets or in connection with the sales made or business conducted by the STORE.  FRANCHISEE agrees to indemnify FRANCHISOR, its affiliates, and their respective shareholders, directors, officers, employees, agents, representatives, successors and assigns (the “Indemnified Parties”) from and against, and to reimburse any of the Indemnified Parties for, any and all claims, obligations, damages, costs and taxes arising directly or indirectly out of the STORE’s operations, the business FRANCHISEE conducts under this Agreement, or FRANCHISEE’s breach of this Agreement.  This indemnification shall be fully applicable, and shall not be voided or otherwise affected by any allegation or claims that FRANCHISOR has been negligent in any degree.  For the purposes of this indemnification, “claims” includes all obligations, damages (actual, consequential, punitive or otherwise) and costs that any Indemnified Party reasonably incurs in defending any claim against it, including, without limitation, reasonable accountants’, arbitrators’, attorneys’ and expert witness fees, costs of investigation and proof of facts, court costs, and other expenses of litigation, arbitration or alternative dispute resolution, including travel and living expenses, regardless of whether litigation, arbitration or alternative dispute resolution is commenced.  FRANCHISOR shall have the right to defend any such claim against it.  The indemnities and assumptions of liabilities and obligations herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

24.                               NOTICES

                All written notices permitted or required to be delivered by the provisions of this Agreement or of the OPERATING MANUAL, shall be deemed so delivered on the date when hand delivered; one (1) day after sending by telegraph or after the date of deposit, if deposited with a commercial delivery service which guarantees next day delivery; or three (3) days after placed in the mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed to the party to be notified at its most-current principal business address of which the notifying party has been notified.

25.                               EFFECTIVE DATE OF AGREEMENT

The “Term” of this Agreement shall take effect upon the date of FRANCHISOR’s execution of this Agreement.

26.                               ACKNOWLEDGMENTS

FRANCHISEE acknowledges that it has conducted an independent investigation of the business authorized hereunder and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of FRANCHISEE as an independent business-person.  FRANCHISOR expressly disclaims the making of, and FRANCHISEE acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.  FRANCHISEE acknowledges that it has read this Agreement and the FRANCHISOR’s Uniform Franchise Offering Circular and that it has no knowledge of any representation by the FRANCHISOR, or its officers, directors, shareholders, employees or agents that are contrary to the statements made in the FRANCHISOR’s Uniform Franchise Offering Circular or to the terms herein.

FRANCHISEE acknowledges that it has received, read, and understood this Agreement and FRANCHISOR’s Uniform Franchise Offering Circular; that FRANCHISOR has fully and adequately explained the provisions of each to FRANCHISEE’s satisfaction; and that FRANCHISOR has accorded FRANCHISEE ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

FRANCHISEE acknowledges that it received a copy of this Agreement, and any agreements relating thereto, at least five (5) business days prior to the date on which this Agreement has been executed.  FRANCHISEE further acknowledges that FRANCHISEE has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirement and Prohibitions Concerning Franchising and Business Opportunity Ventures and applicable state laws, if any, at least ten (10) business days prior to the date on which this Agreement has been executed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date stated below.

FRANCHISOR:	FRANCHISEE(S) (INDIVIDUAL):

GLORIA JEAN’S GOURMET COFFEES FRANCHISING CORP.
Name

By:	Signature
Signature
Name

Name	Signature

Title
Date:

FRANCHISEE (Corp., LLC or Partnership)

Name
a/an corporation a/an partnership a/an limited liability company

By:
Signature

Name and Title

EXHIBIT A

GUARANTY AND ASSUMPTION OF OBLIGATIONS

In consideration of, and as an inducement to, the execution of the above Franchise Agreement and any Addenda thereto (individually or collectively the “Agreement”) by GLORIA JEAN’S GOURMET COFFEES FRANCHISING CORP. (“FRANCHISOR”), each of the undersigned (“GUARANTORS”) hereby personally and unconditionally (1) guarantees to FRANCHISOR and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that                                         (“FRANCHISEE”) shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement and (2) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement, both monetary obligations and obligations to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities.  Each of the undersigned waives:

(1)                                  acceptance and notice of acceptance by FRANCHISOR of the foregoing undertakings;

(2)                                  notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;

(3)                                  protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed; and

(4)                                  any right he may have to require that an action be brought against FRANCHISEE or any other person as a condition of liability.

Each of the undersigned consents and agrees that:

(a)                                  his direct and immediate liability under this guaranty shall be joint and several;

(b)                                 he shall render any payment or performance required under the Agreement upon demand if FRANCHISEE fails or refuses punctually to do so;

(c)                                  such liability shall not be contingent upon or conditioned upon pursuit by FRANCHISOR of any remedies against FRANCHISEE or any other person; and

(d)                                 such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or the indulgence which FRANCHISOR may from time to time grant to FRANCHISEE or to any other person, including, without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement.

If FRANCHISOR is required to enforce this Guaranty and Assumption of Obligations in any judicial or arbitration proceeding or appeal thereof, the GUARANTORS shall reimburse

A-1

FRANCHISOR for its costs and expenses, including but not limited to, reasonable accountants’, attorneys’, attorney assistants’, arbitrators’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand, claim, action, hearing or proceeding to enforce this Guaranty and Assumption of Obligations.

Each of the undersigned agrees to be personally bound by the arbitration obligations under Section 16 of the Agreement, including, without limitation, the obligation to submit to binding arbitration the claims described in Section 16 of the Agreement in accordance with its terms.

IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his signature on the same day and year as the Agreement was executed.

WITNESS	GUARANTORS

Name

Signature

Name

Signature

State of                                   }

County of                               }                                       ss.

On                               ,  before me,                                                                                                                                         ,

Date	Name and Title of Officer (e.g., “Jane Doe, Notary Public”)

personally appeared ,
Name(s) of Signer(s)

•                  personally known to me

•                  proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that his/her/their authorized signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

Place Notary Seal Above	Signature of Notary Public

A-2

EXHIBIT B

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

This “Agreement” is made and entered into as of this                day of                                , 20     , by and among Franchisee, Covenantor and GLORIA JEAN’S GOURMET COFFEES FRANCHISING CORP., an Illinois corporation (“Franchisor”).

“Franchisee”:

“Covenantor”:                                                                , being [an owner], [an officer], [a director] [general partner], [managing member] or [manager] of Franchisee.

Address:

1.                                       PREAMBLES

Franchisor has executed or intends to execute a “Franchise Agreement” with Franchisee under which Franchisor grants to Franchisee certain rights with regard to a “Gloria Jeans Coffees Store” (“GJC Store”), a “Gloria Jeans Coffees Kiosk” (“GJC Kiosk”) or a “Gloria Jeans Coffees Cart” (“GJC Cart”).  Unless otherwise specified, all references herein to GJC Stores include GJC Kiosks and GJC Carts.  Before allowing Covenantor to have access to the Confidential Information (as defined below) and as a material term of the Franchise Agreement necessary to protect Franchisor’s confidential know-how and distinctive systems, designs, decor, trade dress, specifications, standards and procedures authorized or required by Franchisor from time to time for use in the operation of Franchisee’s GJC Store, GJC Kiosk or GJC Cart (the “Store”) and Franchisor’s proprietary rights in and Franchisee’s right to use the Confidential Information, Franchisor and Franchisee require that Covenantor enter into this Agreement.

To induce Franchisor to enter into the Franchise Agreement and/or to avoid a material breach thereof Franchisor, Franchisee and Covenantor desire and consider it to be in Covenantor’s best interests that Covenantor enter into this Agreement.  Due to the nature of Franchisor’s and Franchisee’s business any use or disclosure of the Confidential Information other than in accordance with this Agreement will cause Franchisor and Franchisee substantial harm.

2.                                       PROTECTION OF CONFIDENTIAL INFORMATION

Covenantor acknowledges and agrees that Franchisor possesses certain confidential and proprietary information in which Franchisor possesses valuable industrial and intellectual property rights consisting of the methods, techniques, formats, specifications, procedures, information, systems, methods of business management, sales and promotion techniques and knowledge of and experience in the operation and franchising of GJC STORES (the “Confidential Information”).  Franchisor and Franchisee will disclose such parts of the Confidential Information as are required for Covenantor to perform its obligations to Franchisee in furnishing Covenantor the training program, the Operating Manual (as defined in the Franchise Agreement) and in guidance furnished to Covenantor for his/her performance of services to Franchisee.

Covenantor agrees to use the Confidential Information only to the extent reasonably necessary to perform Covenantor’s duties for Franchisee taking into consideration the confidential nature of the Confidential Information.  Covenantor may disclose the Confidential Information only as agent for Franchisee.  Covenantor acknowledges and agrees that the unauthorized use or duplication of the Confidential Information, including, without limitation, in connection with any other business would be detrimental to Franchisor and Franchisee and would constitute a breach of Covenantor’s obligations of confidentiality and an unfair method of competition with Franchisor and other GJC Stores owned by Franchisor, its affiliates or franchisees.

Covenantor acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of Franchisor.  The Confidential Information will be disclosed to Covenantor solely on the condition that Covenantor agrees to the terms and conditions of this Agreement.  Covenantor therefore agrees that during the term of the Franchise Agreement and thereafter, he/she:  (a) will not use the Confidential Information in any other business or capacity; (b) will maintain the absolute confidentiality of the Confidential Information; (c) will not make unauthorized copies of any portion of the Confidential Information disclosed or recorded in written or other tangible form; and (d) will adopt and implement all reasonable procedures prescribed from time to time by Franchisor and Franchisee to prevent unauthorized use or disclosure of or access to the Confidential Information.

Notwithstanding anything to the contrary contained in this Agreement the restrictions on Covenantor’s disclosure and use of the Confidential Information shall not apply to the following:  (a) information, methods, procedures, techniques and knowledge which are or become generally known or easily accessible other than by Covenantor’s breach of an obligation of confidentiality; and (b) the disclosure of the Confidential Information pursuant to applicable law or in judicial or administrative proceedings to the extent that Covenantor is legally compelled or required by a regulatory body to disclose such information, provided Covenantor has notified Franchisor and Franchisee prior to disclosure and shall have used his/her best efforts to obtain, and shall have afforded Franchisor and Franchisee the opportunity to obtain, an appropriate assurance reasonably satisfactory to Franchisor of confidential treatment for the information required to be so disclosed.

3.                                       IN-TERM RESTRICTIVE COVENANT.

Covenantor acknowledges and agrees that Franchisor and Franchisee would be unable to protect the Confidential Information against unauthorized use or disclosure and Franchisor would be unable to achieve a free exchange of ideas and information among GJC Stores if persons authorized to use the Confidential Information were permitted to engage in, have ownership interests in or perform services for Competitive Businesses (as defined below).  Covenantor therefore agrees that for as long as Covenantor is an owner, director, officer, general partner, managing member or manager of Franchisee or is otherwise employed or engaged by Franchisee, Covenantor shall not  (through a member of the immediate family or otherwise) have any interest as an owner of (except of publicly-traded securities or interests in other GJC Stores pursuant to other franchise agreements with Franchisor or its affiliates), or assist or perform services as a director, officer, employee, consultant, representative, agent or in any other capacity, for, any business principally offering products substantially similar to the products then being offered by the majority of the GJC Stores (a “Competitive Business”), nor will Covenantor have any interest, as aforesaid, in, or serve in any capacity, any entity which franchises or otherwise grants to others the right to operate a Competitive Business.

4.                                       RESTRICTIVE COVENANT UPON TERMINATION OR EXPIRATION OF THE FRANCHISE AGREEMENT OR COVENANTOR’S ASSOCIATION WITH FRANCHISEE.

Upon the first to occur of:  (a) termination or expiration without renewal of the Franchise Agreement; or (b) the date as of which Covenantor ceases to be an owner, director, officer, general partner, managing member or manager of, or otherwise employed or engaged by, Franchisee (both referred to herein as a “Termination Event”), Covenantor agrees that, for a period of two (2) years commencing on the effective date of a Termination Event, Covenantor shall not  (through a member of the immediate family or otherwise) have any interest as an owner of (except of publicly-traded securities or interests in other GJC Stores pursuant to other franchise agreements with Franchisor or its affiliates), or assist or perform services as a director, officer, employee, consultant, representative, agent or in any other capacity for, any Competitive Business located within either (i) the Standard Metropolitan Statistical Area wherein the Store is located or (ii) a ten (10) mile radius from any then existing GJC Store, nor will Covenantor have any interest, as aforesaid, in, or serve in any capacity, any entity which franchises or otherwise grants to others the right to operate a Competitive Business

Covenantor recognizes the broad scope of the restrictive covenants set forth in Sections 3 and 4 of this Agreement, but agrees that they are reasonable.  If any court or tribunal of competent jurisdiction shall refuse to enforce any such covenant because it is more extensive whether as to time limit, geographic area, scope of business or otherwise than is deemed reasonable, it is expressly understood and agreed that such covenants shall not be void, but that the restrictions contained therein shall be deemed reduced to the extent necessary to permit the enforcement of such covenants.

Covenantor expressly acknowledges and agrees that Covenantor possesses skills and abilities of a general nature and has opportunities for exploiting such skills.  Consequently enforcement of the covenants made in Sections 3 and 4 of this Agreement will not deprive Covenantor of the ability to earn a living.

5.                                       SURRENDER OF DOCUMENTS.

Covenantor agrees that, as of the effective date of a Termination Event, Covenantor shall immediately cease to use the Confidential Information disclosed to or otherwise learned or acquired by Covenantor and return to Franchisee or to Franchisor if directed by Franchisor all copies of the Confidential Information loaned or made available to Covenantor.

6.                                       COSTS AND ATTORNEYS’ FEES.

In the event that Franchisor or Franchisee is required to enforce this Agreement in an action against Covenantor, Covenantor shall reimburse Franchisor and/or Franchisee if it/they prevail (whether or not awarded a money judgment) for its/their reasonable attorneys’ fees, whether such fees are incurred before, during or after any trial or administrative proceeding or on appeal.

7.                                       WAIVER.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

8.                                       SEVERABILITY.

Each section, paragraph, term and provision of this Agreement and any portion thereof shall be considered severable and if for any reason any such provision is held to be invalid or contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which Franchisor is a party, that ruling shall not impair the operation of or have any other effect upon such other portions of this Agreement as may remain otherwise intelligible. Such other portions shall continue to be given full force and effect and bind the parties hereto.  Any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires if Covenantor is a party thereto or upon Covenantor’s receipt of a notice from Franchisor that it will not enforce the section, paragraph, term or provision in question.

9.                                       RIGHTS OF PARTIES ARE CUMULATIVE.

The rights of the parties hereunder are cumulative and no exercise or enforcement by a party hereto of any right or remedy granted hereunder shall preclude the exercise or enforcement by them of any other right or remedy hereunder or which they are entitled by law to enforce.

10.                                 BENEFIT.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  In the event Franchisor does not execute this Agreement (regardless of the reason) Franchisor shall be deemed a third party beneficiary of  this Agreement and shall have the right to enforce this Agreement directly.

11.                                 EFFECTIVENESS.

This Agreement shall be enforceable and effective when signed by Covenantor regardless of whether and when Franchisor or Franchisee signs this Agreement.

12.                                 GOVERNING LAW/CONSENT TO JURISDICTION.

This Agreement and the relationship between the parties hereto shall be construed and governed in accordance with the internal laws of the state in which the Store is located without regard to its conflict of laws principles.  Covenantor and Franchisee agree that they shall institute and that Franchisor may institute any action against any of the parties hereto in any state or federal court of general jurisdiction in the state court of general jurisdiction or the Federal District Court nearest to Franchisor’s principal place of business at the time such action is filed.  Covenantor and Franchisee irrevocably submit to the jurisdiction of such courts and waive any objections to either the jurisdiction or venue of such court.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts as of the day and year first above written.

Covenantor:	Franchisee:

Print name of Covenantor	Print name of Franchisee

By:
Signature of Covenantor	Print Name:
Title:

Franchisor:

GLORIA JEAN’S GOURMET COFFEES FRANCHISING CORP.
an Illinois corporation

By:
Print Name:
Title:

EXHIBIT C

CONFIDENTIALITY AGREEMENT

This “Agreement” is made and entered into as of this          day of                            , 20     , by and among Franchisee, Covenantor and GLORIA JEAN’S GOURMET COFFEES FRANCHISING CORP., an Illinois corporation (“Franchisor”).

“Franchisee”:

“Covenantor”:                                                                         , employed or engaged by Franchisee as                                            .

Address:

1.                                       PREAMBLES

Franchisor has executed or intends to execute a “Franchise Agreement” with Franchisee under which Franchisor grants to Franchisee certain rights with regard to “Gloria Jean’s Coffees Stores” (“GJC Stores”), “Gloria Jean’s Coffees Kiosks” (“GJC Kiosks”) or “Gloria Jean’s Coffees Carts” (“GJC Carts”).  Unless otherwise specified, all references herein to GJC Stores include GJC Kiosks and GJC Carts.  Before allowing Covenantor to have access to the Confidential Information (as defined below) and as a material term of the Franchise Agreement necessary to protect Franchisor’s confidential know-how and distinctive systems, designs, decor, trade dress, specifications, standards and procedures authorized or required by Franchisor from time to time for use in the operation of Franchisee’s GJC Store, GJC Kiosk or GJC Cart (the “Store”) and Franchisor’s proprietary rights in and Franchisee’s right to use the Confidential Information, Franchisor and Franchisee require that Covenantor enter into this Agreement.

To induce Franchisor to enter into the Franchise Agreement and/or to avoid a material breach thereof Franchisor, Franchisee and Covenantor desire and consider it to be in Covenantor’s best interests that Covenantor enter into this Agreement.  Due to the nature of Franchisor’s and Franchisee’s business any use or disclosure of the Confidential Information other than in accordance with this Agreement will cause Franchisor and Franchisee substantial harm.

2.                                       PROTECTION OF CONFIDENTIAL INFORMATION.

Covenantor acknowledges and agrees that Franchisor possesses certain confidential and proprietary information in which Franchisor possesses valuable industrial and intellectual property rights consisting of the methods, techniques, formats, specifications, procedures, information, systems, methods of business management, sales and promotion techniques and knowledge of and experience in the operation and franchising of GJC STORES (the “Confidential Information”).  Franchisor and Franchisee will disclose such parts of the Confidential Information as are required for Covenantor to perform his/her obligations to Franchisee in furnishing Covenantor the training program, the Operating Manual (as defined in the Franchise Agreement) and in guidance furnished to Covenantor for his/her performance of services to Franchisee.

Covenantor agrees to use the Confidential Information only to the extent reasonably necessary to perform Covenantor’s duties for Franchisee taking into consideration the confidential nature of the Confidential Information.  Covenantor may disclose the Confidential Information only as agent for Franchisee. Covenantor acknowledges and agrees that the unauthorized use or duplication of the Confidential Information, including, without limitation, in connection with any other business would be detrimental to Franchisor and Franchisee and would constitute a breach of Covenantor’s obligations of confidentiality and an unfair method of competition with Franchisor and other GJC Stores owned by Franchisor, its affiliates or franchisees.

Covenantor acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of Franchisor.  The Confidential Information will be disclosed to Covenantor solely on the condition that Covenantor agrees to the terms and conditions of this Agreement.  Covenantor therefore agrees that during the term of the Franchise Agreement and thereafter, he/she:  (a) will not use the Confidential Information in any other business or capacity; (b) will maintain the absolute confidentiality of the Confidential Information; (c) will not make unauthorized copies of any portion of the Confidential Information disclosed or recorded in written or other tangible form; and (d) will adopt and implement all reasonable procedures prescribed from time to time by Franchisor and Franchisee to prevent unauthorized use or disclosure of or access to the Confidential Information.

Notwithstanding anything to the contrary contained in this Agreement the restrictions on Covenantor’s disclosure and use of the Confidential Information shall not apply to the following:  (a) information, methods, procedures, techniques and knowledge which are or become generally known or easily accessible other than by Covenantor’s breach of an obligation of confidentiality; and (b) the disclosure of the Confidential Information pursuant to applicable law or in judicial or administrative proceedings to the extent that Covenantor is legally compelled or required by a regulatory body to disclose such information, provided Covenantor has notified Franchisor and Franchisee prior to disclosure and shall have used his/her best efforts to obtain, and shall have afforded Franchisor and Franchisee the opportunity to obtain, an appropriate assurance reasonably satisfactory to Franchisor of confidential treatment for the information required to be so disclosed.

4.                                       SURRENDER OF DOCUMENTS.

Covenantor agrees that as of the date on which Covenantor ceases to perform services for Franchisee in connection with the Store, Covenantor shall immediately cease to use the Confidential Information disclosed to or otherwise learned or acquired by Covenantor and return to Franchisee or to Franchisor if directed by Franchisor all copies of the Confidential Information loaned or made available to Covenantor.

5.                                       COSTS AND ATTORNEYS’ FEES.

In the event that Franchisor or Franchisee is required to enforce this Agreement in an action against Covenantor, Covenantor shall reimburse Franchisor and/or Franchisee if it/they prevail (whether or not awarded a money judgment) for its/their reasonable attorneys’ fees, whether such fees are incurred before, during or after any trial or administrative proceeding or on appeal.

6.                                       WAIVER.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

7.                                       SEVERABILITY.

Each section, paragraph, term and provision of this Agreement and any portion thereof shall be considered severable and if for any reason any such provision is held to be invalid or contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which Franchisor is a party, that ruling shall not impair the operation of or have any other effect upon such other portions of this Agreement as may remain otherwise intelligible. Such other portions shall continue to be given full force and effect and bind the parties hereto.  Any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires if Covenantor is a party thereto or upon Covenantor’s receipt of a notice from Franchisor that it will not enforce the section, paragraph, term or provision in question.

8.                                       RIGHTS OF PARTIES ARE CUMULATIVE.

The rights of the parties hereunder are cumulative and no exercise or enforcement by a party hereto of any right or remedy granted hereunder shall preclude the exercise or enforcement by them of any other right or remedy hereunder or which they are entitled by law to enforce.

9.                                       BENEFIT.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  In the event Franchisor does not execute this Agreement (regardless of the reason) Franchisor shall be deemed a third party beneficiary of  this Agreement and shall have the right to enforce this Agreement directly.

10.                                 EFFECTIVENESS.

This Agreement shall be enforceable and effective when signed by Covenantor regardless of whether and when Franchisor or Franchisee signs this Agreement.

11.                                 GOVERNING LAW/CONSENT TO JURISDICTION.

This Agreement and the relationship between the parties hereto shall be construed and governed in accordance with the internal laws of the state in which the Store is located without regard to its conflicts of laws principles.  Covenantor and Franchisee agree that they shall institute and that Franchisor may institute any action against any of the parties hereto in any state or federal court of general jurisdiction in the state court of general jurisdiction or the Federal District Court nearest to Franchisor’s principal place of business at the time such action is filed.  Covenantor and Franchisee irrevocably submit to the jurisdiction of such courts and waive any objections to either the jurisdiction or venue of such court.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts as of the day and year first above written.

Covenantor:	Franchisee:

Print name of Covenantor	Print name of Franchisee

By:
Signature of Covenantor	Print Name:
Title:

Franchisor:

GLORIA JEAN’S GOURMET COFFEES FRANCHISING CORP.
an Illinois corporation

By:
Print Name:
Title: